EXHIBIT 4.2

TERWIN SECURITIZATION LLC,

Depositor

[_______________________]

Seller

[__________],

Trustee

and

[__________],

Servicer

POOLING AND SERVICING AGREEMENT

Dated as of [__________], 20[__]

Terwin Mortgage Trust 20[__]-[___]

ASSET-BACKED CERTIFICATES, TMTS SERIES 20[__]-[___]

Table of Contents

ARTICLE I DEFINITIONS

SECTION 1.01

Definitions.

14

SECTION 1.02

Interest Calculations.

42

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Mortgage Loans.

43

SECTION 2.02

Acceptance by the Trustee of the

Mortgage Loans.

46

SECTION 2.03

Representations and Warranties of the

Seller and Servicer.

47

SECTION 2.04

Representations and Warranties of the

Depositor as to the Mortgage Loans.

50

SECTION 2.05

Delivery of Opinion of Counsel in

Connection with Substitutions.

51

SECTION 2.06

Execution and Delivery of Certificates.

51

SECTION 2.07

REMIC Matters.

51

SECTION 2.08

Reserved.

52

SECTION 2.09

Conveyance of Lower Tier REMIC

Regular Interests and Acceptance Thereof;

Issuance of Certificates.

52

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01

Servicer to Service Mortgage Loans.

54

SECTION 3.02

Subservicing; Enforcement of the

Obligations of Subservicers.

55

SECTION 3.03

Servicing Transfer Dates.

56

SECTION 3.04

Reserved.

56

SECTION 3.05

Trustee to Act as Servicer.

56

SECTION 3.06

Collection of Mortgage Loans; Collection

Account; Distribution Account.

57

SECTION 3.07

Reserved.

60

SECTION 3.08

Access to Certain Documentation and

Information Regarding the Mortgage Loans;

Inspections.

60

SECTION 3.09

Permitted Withdrawals from the Collection

Accounts and Distribution Account.

61

SECTION 3.10

Reserved.

63

SECTION 3.11

Enforcement of Due-on-Sale Clauses;

Assumption Agreements.

63

SECTION 3.12

Realization Upon Defaulted Mortgage

Loans; Repurchase of Certain Mortgage Loans.

64

SECTION 3.13

Trustee to Cooperate; Release of

Mortgage Files.

67

SECTION 3.14

Documents, Records and Funds in

Possession of the Servicer to be Held for the Trustee.

68

SECTION 3.15

Servicing Fee.

69

SECTION 3.16

Access to Certain Documentation.

69

SECTION 3.17

Annual Statement as to Compliance.

69

SECTION 3.18

Annual Independent Public Accountants’

Servicing Statement; Financial Statements.

69

SECTION 3.19

Maintenance of Fidelity Bond and Errors

and Omissions Insurance.

70

SECTION 3.20

Prepayment Premiums.

70

SECTION 3.21

Advances by the Servicer.

71

SECTION 3.22

Advance Facility.

72

SECTION 3.23

Servicer Indemnification.

74

ARTICLE IV ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 4.01

Servicer to Act as Servicer.

75

SECTION 4.02

REMIC-Related Covenants.

75

SECTION 4.03

Reserved.

76

SECTION 4.04

Reserved.

76

SECTION 4.05

Reserved.

76

SECTION 4.06

Reserved.

76

SECTION 4.07

Reserved.

76

SECTION 4.08

Reserved.

76

SECTION 4.09

Reserved.

76

SECTION 4.10

Reserved.

76

SECTION 4.11

Reserved.

76

SECTION 4.12

Reserved.

76

SECTION 4.13

Reserved.

76

SECTION 4.14

Reserved.

76

SECTION 4.15

Reserved

76

SECTION 4.16

Reserved.

76

SECTION 4.17

Reserved.

76

SECTION 4.18

Reserved.

76

SECTION 4.19

Reserved.

76

ARTICLE V PAYMENTS TO CERTIFICATEHOLDERS

SECTION 5.01

Distributions on the Certificates.

77

SECTION 5.02

Allocation of Losses.

80

SECTION 5.03

Monthly Statements to Certificateholders.

80

SECTION 5.04

Servicer to Cooperate.

83

SECTION 5.05

Basis Risk Reserve Fund.

83

SECTION 5.06

Servicing Transfer Reserve Fund.

84

ARTICLE VI THE CERTIFICATES

SECTION 6.01

The Certificates.

85

SECTION 6.02

Certificate Register; Registration of Transfer

and Exchange of Certificates.

86

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

91

SECTION 6.04

Persons Deemed Owners.

91

SECTION 6.05

Access to List of Certificateholders’ Names

and Addresses.

91

SECTION 6.06

Maintenance of Office or Agency.

92

SECTION 6.07

Appointment of Paying Agent.

92

ARTICLE VII THE DEPOSITOR, THE SELLER AND THE SERVICER

SECTION 7.01

Respective Liabilities of the Depositor, the

Seller and the Servicer.

93

SECTION 7.02

Merger or Consolidation of the Depositor,

the Seller or the Servicer.

93

SECTION 7.03

Limitation on Liability of the Depositor,

the Seller, the Servicer and Others.

93

SECTION 7.04

Limitation on Resignation of the Servicer.

94

SECTION 7.05

Reserved.

95

SECTION 7.06

Reserved.

95

SECTION 7.07

Rights of the Depositor in Respect of the

Servicer.

95

ARTICLE VIII DEFAULT

SECTION 8.01

Events of Servicer Termination.

97

SECTION 8.02

Trustee to Act; Appointment of Successor.

99

SECTION 8.03

Notification to Certificateholders.

101

SECTION 8.04

Waiver of Servicer Events of Default.

101

ARTICLE IX CONCERNING THE TRUSTEE

SECTION 9.01

Duties of Trustee.

102

SECTION 9.02

Certain Matters Affecting the Trustee.

103

SECTION 9.03

Trustee not Liable for Certificates or

Mortgage Loans.

105

SECTION 9.04

Trustee May Own Certificates.

105

SECTION 9.05

Fees and Expenses of Trustee.

105

SECTION 9.06

Eligibility Requirements for Trustee.

106

SECTION 9.07

Resignation and Removal of Trustee.

106

SECTION 9.08

Successor Trustee.

107

SECTION 9.09

Merger or Consolidation of Trustee.

107

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

108

SECTION 9.11

Tax Matters.

109

SECTION 9.12

Reserved.

112

SECTION 9.13

Trust Obligations.

112

SECTION 9.14

Reserved.

112

SECTION 9.15

Indemnification with Respect to Certain

Taxes and Loss of REMIC Status.

112

ARTICLE X TERMINATION

SECTION 10.01

Termination upon Liquidation or Purchase

of the Mortgage Loans.

113

SECTION 10.02

Final Distribution on the Certificates.

113

SECTION 10.03

Additional Termination Requirements.

114

ARTICLE XI MISCELLANEOUS PROVISIONS

SECTION 11.01

Amendment.

116

SECTION 11.02

Recordation of Agreement; Counterparts.

117

SECTION 11.03

Governing Law.

117

SECTION 11.04

Intention of Parties.

118

SECTION 11.05

Notices.

118

SECTION 11.06

Severability of Provisions.

119

SECTION 11.07

Assignment.

119

SECTION 11.08

Limitation on Rights of Certificateholders.

119

SECTION 11.09

Certificates Nonassessable and Fully Paid.

120

SECTION 11.10

Protection of Assets.

120

EXHIBITS AND SCHEDULES

EXHIBIT A

Form of Class A Certificate

EXHIBIT B

Form of Class M Certificate

EXHIBIT C

Form of Class B Certificate

EXHIBIT D

Form of Residual Certificate

EXHIBIT E

Form of Class CE Certificate

EXHIBIT F

Form of Class P Certificate

EXHIBIT G

Form of Class R-X Certificate

EXHIBIT H

Power of Attorney

EXHIBIT I

Reserved

EXHIBIT J

Transfer Affidavit

EXHIBIT K

Form of Transferor Certificate

EXHIBIT L

Custodian Fee

EXHIBIT M

Form of Rule 144A Letter

EXHIBIT N

Request for Release

EXHIBIT O

Officer’s Certificate with Respect to Principal Prepayments

EXHIBIT P

Form of Servicer Report

SCHEDULE I

Mortgage Loan Schedule

SCHEDULE IIA

Representations and Warranties of Seller

SCHEDULE IIB

[Reserved]

SCHEDULE IIC

Representations and Warranties of Servicer

SCHEDULE III

Representations and Warranties – Mortgage Loans

SCHEDULE IV

Schedule of Servicing Transfer Dates and Interim Servicing Agreements

SCHEDULE V

Mortgage Loan Purchase and Servicing Agreements

SCHEDULE VI

Third-Party Loans

THIS POOLING AND SERVICING AGREEMENT, dated as of [__________], 20[__], among TERWIN SECURITIZATION LLC, as the depositor (the “Depositor”), [_______________________], as the Seller (the “Seller”), [__________], as trustee (the “Trustee”) and        [__________], as servicer (the “Servicer”).

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

As provided herein, the Trustee, shall elect that the Trust Fund (exclusive of Prepayment Premiums and the assets held in the Basis Risk Reserve Fund and the Servicing Transfer Reserve Fund) be treated for federal income tax purposes as comprising seven real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the “Subsidiary REMIC,” the “Intermediate REMIC,” the “Master REMIC,” the “Class B-1 REMIC,” the “Class B-2 REMIC,” the “Class B-3 REMIC” and the “Class CE REMIC”).  For purposes of the REMIC Provisions, (i) each Certificate, other than a Class B-1, Class B-2, Class B-3, Class CE, Class R or Class R-X Certificate, represents ownership of a regular interest in the Master REMIC, (ii) the Class B-1 Certificate represents ownership of a regular interest in the Class B-1 REMIC; (iii) the Class B-2 Certificate represents ownership of a regular interest in the Class B-2 REMIC; (iv) the Class B-3 Certificate represents ownership of a regular interest in the Class B-3 REMIC; and (v) the Class CE Certificate represents ownership of a regular interest in the Class CE REMIC.  In addition, the Class A-1, Class M-1 and Class M-2 Certificates represent the right to receive payments pursuant to contractual arrangements as described in Section 9.11 of this Agreement.  The Class R Certificate represents ownership of the sole class of residual interest in each of the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC for purposes of the REMIC Provisions.  The Class R-X Certificate represents ownership of the sole class of residual interest in each of the Class B-1 REMIC, the Class B-2 REMIC, the Class B-3 REMIC and the Class CE REMIC for purposes of the REMIC Provisions.  The Master REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Intermediate REMIC, other than the Class LT2-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Intermediate REMIC for purposes of the REMIC Provisions. The Intermediate REMIC shall hold as its assets the several classes of uncertificated Lower Tier Interests in the Subsidiary REMIC, other than the Class LT1-R Interest, and each such Lower Tier Interest is hereby designated as a regular interest in the Subsidiary REMIC.  The Subsidiary REMIC shall hold as its assets the property of the Trust Fund other than (i) the Lower Tier Interests in the Subsidiary REMIC and the Intermediate REMIC, (ii) the Class B-1, Class B-2, Class B-3 and Class X interests in the Master REMIC, (iii) the Prepayment Premiums, (iv) Basis Risk Reserve Fund and (v) the Servicing Transfer Reserve Fund.  The Class B-1 REMIC shall hold as its asset the uncertificated Class B-1 interest in the Master REMIC, and such interest is hereby designated as a regular interest in the Master REMIC.  The Class B-2 REMIC shall hold as its asset the uncertificated Class B-2 interest in the Master REMIC, and such interest is hereby designated as a regular interest in the Master REMIC.  The Class B-3 REMIC shall hold as its asset the uncertificated Class B-3 interest in the Master REMIC, and such interest is hereby designated as a regular interest in the Master REMIC.  The Class CE REMIC shall hold as its asset the uncertificated Class X interest in the Master REMIC, and such interest is hereby designated as a regular interest in the Master REMIC.  The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the 36th month following the month of the scheduled maturity of the Mortgage Loan held in the Trust Fund as of the Closing Date having the latest maturity date.

The Subsidiary REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Subsidiary REMIC Lower Tier Interests:

Subsidiary REMIC Lower Tier Class Designation	Subsidiary REMIC Lower Tier Interest Rate	Initial Class Principal Balance
Class LT1-Pool-PO	(1)	(2)
Class LT1-Pool-P&I	[ ] (3)	(4)
Class LT1-A-X-1	[ ] (3)	$[ ]
Class LT1-A-X-2	[ ] (3)	[ ]
Class LT1-A-X-3	[ ] (3)	[ ]
Class LT1-A-X-4	[ ] (3)	[ ]
Class LT1-A-X-5	[ ] (3)	[ ]
Class LT1-A-X-6	[ ] (3)	[ ]
Class LT1-A-X-7	[ ] (3)	[ ]
Class LT1-A-X-8	[ ] (3)	[ ]
Class LT1-A-X-9	[ ] (3)	[ ]
Class LT1-A-X-10	[ ] (3)	[ ]
Class LT1-A-X-11	[ ] (3)	[ ]
Class LT1-A-X-12	[ ] (3)	[ ]
Class LT1-A-X-13	[ ] (3)	[ ]
Class LT1-A-X-14	[ ] (3)	[ ]
Class LT1-A-X-15	[ ] (3)	[ ]
Class LT1-A-X-16	[ ] (3)	[ ]
Class LT1-A-X-17	[ ] (3)	[ ]
Class LT1-A-X-18	[ ] (3)	[ ]
Class LT1-A-X-19	[ ] (3)	[ ]
Class LT1-A-X-20	[ ] (3)	[ ]
Class LT1-A-X-21	[ ] (3)	[ ]
Class LT1-A-X-22	[ ] (3)	[ ]
Class LT1-A-X-23	[ ] (3)	[ ]
Class LT1-A-X-24	[ ] (3)	[ ]
Class LT1-A-X-25	[ ] (3)	[ ]
Class LT1-A-X-26	[ ] (3)	[ ]
Class LT1-A-X-27	[ ] (3)	[ ]
Class LT1-A-X-28	[ ] (3)	[ ]
Class LT1-A-X-29	[ ] (3)	[ ]
Class LT1-A-X-30	[ ] (3)	[ ]
Class LT1-R	(5)	(5)

___________________________

(1)

The interest rate for the Class LT1-Pool-PO Interest for each Distribution Date before the Distribution Date in [_________] 20[__] (and the related Accrual Period), is a per annum rate of [__]%; and for each Distribution Date thereafter is a per annum rate equal to the Net WAC Rate for the related Due Period for the Mortgage Loans.

(2)

This interest will have an initial principal balance equal to (i) the aggregate of the Stated Principal Balances of the Mortgage Loans as of the Cut-off Date minus (ii) the sum of the initial principal balances of the Lower Tier Interests containing the letters “A-X” in their class designations and the initial principal balance of the Class LT1-Pool-P&I.

(3)

For each Distribution Date on and after the Distribution Date in [_________] 20[__] (and the related Accrual Period), this Lower Tier Interest shall bear interest at a per annum rate equal to the Net WAC Rate for the related Due Period.

(4)

This interest will have an initial principal balance equal to (a) the sum of the following amount for each Mortgage Loan:  (i) the Stated Principal Balance of such Mortgage Loan multiplied by (ii) a fraction, the numerator of which is the Net Mortgage Rate of such Mortgage Loan and the denominator of which is [____]% minus (b) the sum of the initial principal balances of the Lower Tier Interests containing the letters “A-X” in their class designations.

(5)

The Class LT1-R Interest is the sole class of residual interest in the Subsidiary REMIC.  It does not have an interest rate or a principal balance.

On each Distribution Date, the Trustee, as Paying Agent, shall first pay, from funds then on deposit in the Distribution Account, or charge as an expense of the Subsidiary REMIC all expenses of the Trust allocable to the Subsidiary REMIC for such Distribution Date.

On each Distribution Date the Trustee, as Paying Agent, shall distribute, from funds then on deposit in the Distribution Account, the Interest Remittance Amount with respect to each of the Lower Tier Interests in the Subsidiary REMIC based on the above-described interest rates.

On each Distribution Date the Principal Remittance Amount shall be distributed, from funds then on deposit in the Distribution Account, and Realized Losses shall be allocated, among the Lower Tier Interests in the Subsidiary REMIC in the following order of priority:

(i)

First, with respect to the PO Portion of such amounts, to the Class LT1-Pool-PO until the principal balance of such Interest is reduced to zero;

(ii)

Second, with respect to the P&I Portion of such amounts, as follows:

a.

To the Class LT1-Pool-P&I Interest until the principal balance of such Interest is reduced to zero; and

b.

Then, to the Subsidiary REMIC Lower Tier Interests having the letters “A-X” in their Class designation in ascending order of their numerical designation until the principal balance or each such Subsidiary REMIC Lower Tier Interest is reduced to zero.

For this purpose, the “P&I Portion” of any Mortgage Loan shall equal the following portion for any Mortgage Loan:   (i) the Stated Principal Balance of such Mortgage Loan multiplied by (ii) a fraction, the numerator of which is the Net Mortgage Rate of such Mortgage Loan and the denominator of which is [____]%.   The “PO Portion” of any Mortgage Loan shall equal the Stated Principal Balance of such Mortgage Loan minus the P&I Portion of such Mortgage Loan.  For purposes of the foregoing, a Qualified Substitute Mortgage Loan shall be deemed to bear interest at the same rate as the Deleted Mortgage Loan for which it was substituted.  If the interest rate of a Qualified Substitute Mortgage Loan is greater than the interest rate of the Deleted Mortgage Loan for which it was substituted, interest accruing on the Qualified Substitute Mortgage Loan in excess of the interest that would have accrued at the interest rate of the Deleted Mortgage Loan shall be retained by the Servicer and shall not be distributed on any REMIC regular interest formed hereby.

The Intermediate REMIC

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Intermediate REMIC Lower Tier Interests:

Intermediate REMIC Class Designation	Intermediate REMIC Interest Rate	Initial Class Principal Balance	Corresponding Class of Certificates
Class LT2-A1	(1)	$[ ]	A-1
Class LT2-M1	(1)	[ ]	M-1
Class LT2-M2	(1)	[ ]	M-2
Class LT2-B1	(1)	[ ]	B-1
Class LT2-B2	(1)	[ ]	B-2
Class LT2-B3	(1)	[ ]	B-3
Class LT2-Q	(1)	[ ]	CE
Class LT2-A-X-1	(2)	(2)	A-X
Class LT2-A-X-2	(3)	(3)	A-X
Class LT2-A-X-3	(4)	(4)	A-X
Class LT2-A-X-4	(5)	(5)	A-X
Class LT2-A-X-5	(6)	(6)	A-X
Class LT2-A-X-6	(7)	(7)	A-X
Class LT2-A-X-7	(8)	(8)	A-X
Class LT2-A-X-8	(9)	(9)	A-X
Class LT2-A-X-9	(10)	(10)	A-X
Class LT2-A-X-10	(11)	(11)	A-X
Class LT2-A-X-11	(12)	(12)	A-X
Class LT2-A-X-12	(13)	(13)	A-X
Class LT2-A-X-13	(14)	(14)	A-X
Class LT2-A-X-14	(15)	(15)	A-X
Class LT2-A-X-15	(16)	(16)	A-X
Class LT2-A-X-16	(17)	(17)	A-X
Class LT2-A-X-17	(18)	(18)	A-X
Class LT2-A-X-18	(19)	(19)	A-X
Class LT2-A-X-19	(20)	(20)	A-X
Class LT2-A-X-20	(21)	(21)	A-X
Class LT2-A-X-21	(22)	(22)	A-X
Class LT2-A-X-22	(23)	(23)	A-X
Class LT2-A-X-23	(24)	(24)	A-X
Class LT2-A-X-24	(25)	(25)	A-X
Class LT2-A-X-25	(26)	(26)	A-X
Class LT2-A-X-26	(27)	(27)	A-X
Class LT2-A-X-27	(28)	(28)	A-X
Class LT2-A-X-28	(29)	(29)	A-X
Class LT2-A-X-29	(30)	(30)	A-X
Class LT2-A-X-30	(31)	(31)	A-X
Class LT2-Sub-IO	(32)	(32)	X
Class LT2-R	(32)	(32)	R

___________________________

(1)

The interest rate for this Lower Tier Interest for each Distribution Date (and the related Accrual Period) is a per annum rate equal to the weighted average of the interest rates of the regular interests in the Subsidiary REMIC for the such Distribution Date, weighted on the principal balances of such Subsidiary REMIC Lower Tier Interests and determined by treating each Subsidiary REMIC Lower Tier Interest as bearing an interest rate of [__]% for each Distribution Date on which interest accruing on such Lower Tier Interest is payable to a Middle Tier Interest having the letters “A-X” in its class designation.

(2)

The Class LT2-A-X-1 Interest is an interest-only Class and does not have a principal balance.  For the first Distribution Date the Class LT2-A-X-1 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-1 Interest and shall not be entitled to any payments after the first Distribution Date.

(3)

The Class LT2-A-X-2 Interest is an interest-only Class and does not have a principal balance.  For each of the first two Distribution Dates the Class LT2-A-X-2 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-2 Interest and shall not be entitled to any payments after the first two Distribution Dates.

(4)

The Class LT2-A-X-3 Interest is an interest-only Class and does not have a principal balance.  For each of the first three Distribution Dates the Class LT2-A-X-3 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-3 Interest and shall not be entitled to any payments after the first three Distribution Dates.

(5)

The Class LT2-A-X-4 Interest is an interest-only Class and does not have a principal balance.  For each of the first four Distribution Dates the Class LT2-A-X-4 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-4 Interest and shall not be entitled to any payments after the first four Distribution Dates.

(6)

The Class LT2-A-X-5 Interest is an interest-only Class and does not have a principal balance.  For each of the first five Distribution Dates the Class LT2-A-X-5 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-5 Interest and shall not be entitled to any payments after the first five Distribution Dates.

(7)

The Class LT2-A-X-6 Interest is an interest-only Class and does not have a principal balance.  For each of the first six Distribution Dates the Class LT2-A-X-6 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-6 Interest and shall not be entitled to any payments after the first six Distribution Dates.

(8)

The Class LT2-A-X-7 Interest is an interest-only Class and does not have a principal balance.  For each of the first seven Distribution Dates the Class LT2-A-X-7 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-7 Interest and shall not be entitled to any payments after the first seven Distribution Dates.

(9)

The Class LT2-A-X-8 Interest is an interest-only Class and does not have a principal balance.  For each of the first eight Distribution Dates the Class LT2-A-X-8 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-8 Interest and shall not be entitled to any payments after the first eight Distribution Dates.

(10)

The Class LT2-A-X-9 Interest is an interest-only Class and does not have a principal balance.  For each of the first nine Distribution Dates the Class LT2-A-X-9 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-9 Interest and shall not be entitled to any payments after the first nine Distribution Dates.

(11)

The Class LT2-A-X-10 Interest is an interest-only Class and does not have a principal balance.  For each of the first 10 Distribution Dates the Class LT2-A-X-10 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-10 Interest and shall not be entitled to any payments after the first 10 Distribution Dates.

(12)

The Class LT2-A-X-11 Interest is an interest-only Class and does not have a principal balance.  For each of the first 11 Distribution Dates the Class LT2-A-X-11 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-11 Interest and shall not be entitled to any payments after the first 11 Distribution Dates.

(13)

The Class LT2-A-X-12 Interest is an interest-only Class and does not have a principal balance.  For each of the first 12 Distribution Dates the Class LT2-A-X-12 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-12 Interest and shall not be entitled to any payments after the first 12 Distribution Dates.

(14)

The Class LT2-A-X-13 Interest is an interest-only Class and does not have a principal balance.  For each of the first 13 Distribution Dates the Class LT2-A-X-13 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-13 Interest and shall not be entitled to any payments after the first 13 Distribution Dates.

(15)

The Class LT2-A-X-14 Interest is an interest-only Class and does not have a principal balance.  For each of the first 14 Distribution Dates the Class LT2-A-X-14 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-14 Interest and shall not be entitled to any payments after the first 14 Distribution Dates.

(16)

The Class LT2-A-X-15 Interest is an interest-only Class and does not have a principal balance.  For each of the first 15 Distribution Dates the Class LT2-A-X-15 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-15 Interest and shall not be entitled to any payments after the first 15 Distribution Dates.

(17)

The Class LT2-A-X-16 Interest is an interest-only Class and does not have a principal balance.  For each of the first 16 Distribution Dates the Class LT2-A-X-16 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-16 Interest and shall not be entitled to any payments after the first 16 Distribution Dates.

(18)

The Class LT2-A-X-17 Interest is an interest-only Class and does not have a principal balance.  For each of the first 17 Distribution Dates the Class LT2-A-X-17 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-17 Interest and shall not be entitled to any payments after the first 17 Distribution Dates.

(19)

The Class LT2-A-X-18 Interest is an interest-only Class and does not have a principal balance.  For each of the first 18 Distribution Dates the Class LT2-A-X-18 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-18 Interest and shall not be entitled to any payments after the first 18 Distribution Dates.

(20)

The Class LT2-A-X-19 Interest is an interest-only Class and does not have a principal balance.  For each of the first 19 Distribution Dates the Class LT2-A-X-19 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-19 Interest and shall not be entitled to any payments after the first 19 Distribution Dates.

(21)

The Class LT2-A-X-20 Interest is an interest-only Class and does not have a principal balance.  For each of the first 20 Distribution Dates the Class LT2-A-X-20 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-20 Interest and shall not be entitled to any payments after the first 20 Distribution Dates.

(22)

The Class LT2-A-X-21 Interest is an interest-only Class and does not have a principal balance.  For each of the first 21 Distribution Dates the Class LT2-A-X-21 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-21 Interest and shall not be entitled to any payments after the first 21 Distribution Dates.

(23)

The Class LT2-A-X-22 Interest is an interest-only Class and does not have a principal balance.  For each of the first 22 Distribution Dates the Class LT2-A-X-22 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-22 Interest and shall not be entitled to any payments after the first 22 Distribution Dates.

(24)

The Class LT2-A-X-23 Interest is an interest-only Class and does not have a principal balance.  For each of the first 23 Distribution Dates the Class LT2-A-X-23 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-23 Interest and shall not be entitled to any payments after the first 23 Distribution Dates.

(25)

The Class LT2-A-X-24 Interest is an interest-only Class and does not have a principal balance.  For each of the first 24 Distribution Dates the Class LT2-A-X-24 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-24 Interest and shall not be entitled to any payments after the first 24 Distribution Dates.

(26)

The Class LT2-A-X-25 Interest is an interest-only Class and does not have a principal balance.  For each of the first 25 Distribution Dates the Class LT2-A-X-25 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-25 Interest and shall not be entitled to any payments after the first 25 Distribution Dates.

(27)

The Class LT2-A-X-26 Interest is an interest-only Class and does not have a principal balance.  For each of the first 26 Distribution Dates the Class LT2-A-X-26 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-26 Interest and shall not be entitled to any payments after the first 26 Distribution Dates.

(28)

The Class LT2-A-X-27 Interest is an interest-only Class and does not have a principal balance.  For each of the first 27 Distribution Dates the Class LT2-A-X-27 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-27 Interest and shall not be entitled to any payments after the first 27 Distribution Dates.

(29)

The Class LT2-A-X-28 Interest is an interest-only Class and does not have a principal balance.  For each of the first 28 Distribution Dates the Class LT2-A-X-28 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-28 Interest and shall not be entitled to any payments after the first 28 Distribution Dates.

(30)

The Class LT2-A-X-29 Interest is an interest-only Class and does not have a principal balance.  For each of the first 29 Distribution Dates the Class LT2-A-X-29 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-29 Interest and shall not be entitled to any payments after the first 29 Distribution Dates.

(31)

The Class LT2-A-X-30 Interest is an interest-only Class and does not have a principal balance.  For each of the first 30 Distribution Dates the Class LT2-A-X-30 Interest shall be entitled to 100% of the interest payable on the Class LT1-A-X-30 Interest and shall not be entitled to any payments after the first 30 Distribution Dates.

(32)

The Class LT2-R Interest is the sole class of residual interest in the Subsidiary REMIC.  It does not have an interest rate or a principal balance

On each Distribution Date the Trustee, as Paying Agent, shall distribute, from funds then on deposit in the Distribution Account, the Interest Remittance Amount with respect to each of the Lower Tier Interests in the Intermediate REMIC based on the above-described interest rates, provided however, that interest that accrues on the Class LT2-Q Interest shall be deferred in an amount equal to one-half of the increase, if any, in the Overcollateralization Amount for such Distribution Date.  Any interest so deferred shall itself bear interest at the interest rate for the Class LT2-Q Interest.  An amount equal to the interest so deferred shall be distributed as additional principal on the other Intermediate REMIC Lower Tier Interests having a principal balance in the manner described below.

On each Distribution Date the Principal Remittance Amount (together with an amount equal to the interest deferred on the Class LT2-Q Interest for such Distribution Date) shall be distributed, and Realized Losses shall be allocated, among the Lower Tier Interests in the Intermediate REMIC in the following order of priority:

(i)

First, to the Class LT2-A1 Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class A-1 Certificates immediately after such Distribution Date;

(ii)

Second, to the Class LT2-M1 Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class M-1 Certificates immediately after such Distribution Date;

(iii)

Third, to the Class LT2-M2 Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class M-2 Interest immediately after such Distribution Date;

(iv)

Fourth, to the Class LT2-B1 Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class B-1 Interest immediately after such Distribution Date;

(v)

Fifth, to the Class LT2-B2 Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class B-2 Certificates immediately after such Distribution Date;

(vi)

Sixth, to the Class LT2-B3 Interest until the principal balance of such Lower Tier Interest equals one-half of the Class Principal Balance of the Class B-3 Certificates immediately after such Distribution Date; and

(vii)

Finally, to the Class LT2-Q Interest, any remaining amounts.

The Master REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate, Initial Class Principal Balance, and minimum Denomination for each Class of Certificates and uncertificated interests representing interests in the Master REMIC:

Class Designation	Initial Class Principal Balance or Class Notional Amount	Pass- Through Rate	Minimum Denominations or Percentage Interest	Integral Multiples in Excess of Minimum
Class A-1	$[_________]	(1)	$[_________]	$[___]
Class A-X	(2)	[____]%	$[_________]	$[___]
Class M-1	[_________]	(3)	$[_________]	$[___]
Class M-2	[_________]	(4)	$[_________]	$[___]
Class B-1 Interest	[_________]	[___]% (10)	(5)	(5)
Class B-2 Interest	[_________]	[___]% (10)	(6)	(6)
Class B-3 Interest	[_________]	[___]% (10)	(7)	(7)
Class X Interest	(8)	(8)	(8)	(8)
Class R	(9)	(9)	[____]%	[____]%

__________________

(1)

The Pass-Through Rate for each Distribution Date on the Class A-1 Certificates is set forth in the definition of Pass-Through Rate.

(2)

The Class A-X Certificates shall bear interest on the Class A-X Notional Amount.

(3)

The Pass-Through Rate for each Distribution Date on the Class M-1 Certificates is set forth in the definition of Pass-Through Rate.

(4)

The Pass-Through Rate for each Distribution Date on the Class M-2 Certificates is set forth in the definition of Pass-Through Rate.

(5)

The Class B-1 interest shall be an uncertificated interest in the Master REMIC and shall be issued to and held by the Class B-1 REMIC.

(6)

The Class B-2 interest shall be an uncertificated interest in the Master REMIC and shall be issued to and held by the Class B-2 REMIC.

(7)

The Class B-3 interest shall be an uncertificated interest in the Master REMIC and shall be issued to and held by the Class B-3 REMIC.

(8)

The Class X interest shall be an uncertificated interest in the Master REMIC and shall be issued to and held by the Class CE REMIC.  The Class X interest shall have an initial principal balance equal to the excess of (i) the principal balance of the Mortgage Loans as of the Cut-off Date over (ii) the principal balance (as of the Closing Date) of each other regular interest in the Master REMIC, which right represents a regular interest in the Master REMIC.  The Class X interest also comprises a notional component, which is also a regular interest in the Master REMIC.  The notional component has a notional principal balance that at all times will equal the aggregate of the principal balances of the regular interests in the Intermediate REMIC (i.e., the Aggregate Loan Balance).  For each Distribution Date (and the related Accrual Period), the notional component shall bear interest at a rate equal to the excess of (a) the weighted average of the interest rates of the regular interests in the Intermediate REMIC (other than the regular interests that are interest-only Classes), weighted on the basis of the principal balance of each such Lower Tier Interest over (b) the Adjusted WAC.  For any Distribution Date, interest that accrues on the notional component of the Class X interest shall be deferred to the extent of any increase in the Overcollateralization Amount on such date.  Such deferred interest shall not itself bear interest.

(9)

The Class R Certificate represents ownership of the residual interest in the Master REMIC, as well as ownership of the Class LT2-R and Class LT1-R Interests.

(10)

Subject to the Net Funds Cap.

On each Distribution Date, an amount shall be distributed to each of the Class B-1, Class B-2, and Class B-3 interests equal to that distributable on such Distribution Date to the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, respectively, determined in each case without regard to the payment of any amounts of Basis Risk Shortfalls.

The Class B-1 REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate, Initial Class Principal Balance, and minimum Denomination for each Class of Certificates and uncertificated interests representing interests in the Class B-1 REMIC:

Class Designation	Initial Class Principal Balance or Class Notional Amount	Pass- Through Rate	Minimum Denominations or Percentage Interest	Integral Multiples in Excess of Minimum
Class B-1	$[_________]	[___]% (1)	$[_________]	$[___]
Class RX-1	(2)	(2)	(2)	(2)

(1)

Subject to the Net Funds Cap.

(2)

The Class RX-1 interest is the sole class of residual interest in the Class B-1 REMIC.  It does not have an interest rate or a principal balance. The Class R-X Certificate represents ownership of the residual interest in the Class B-1 REMIC, as well as ownership of the Class RX-2, Class RX-3 and Class RX-4 interests.

The Class B-2 REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate, Initial Class Principal Balance, and minimum Denomination for each Class of Certificates and uncertificated interests representing interests in the Class B-2 REMIC:

Class Designation	Initial Class Principal Balance or Class Notional Amount	Pass- Through Rate	Minimum Denominations or Percentage Interest	Integral Multiples in Excess of Minimum

Class B-2	$[_________]	[___]% (1)	$[_________]	$[___]
Class RX-2	(2)	(2)	(2)	(2)

(1)

Subject to the Net Funds Cap.

(3)

The Class RX-2 interest is the sole class of residual interest in the Class B-2 REMIC.  It does not have an interest rate or a principal balance.  The Class R-X Certificate represents ownership of the residual interest in the Class B-2 REMIC, as well as ownership of the Class RX-1, Class RX-3 and Class RX-4 interests.

The Class B-3 REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate, Initial Class Principal Balance, and minimum Denomination for each Class of Certificates and uncertificated interests representing interests in the Class B-3 REMIC:

Class Designation	Initial Class Principal Balance or Class Notional Amount	Pass- Through Rate	Minimum Denominations or Percentage Interest	Integral Multiples in Excess of Minimum
Class B-3	$[_________]	[___]% (1)	$[_________]	$[___]
Class RX-3	(2)	(2)	(2)	(2)

(1)

Subject to the Net Funds Cap.

(2)

The Class RX-3 interest is the sole class of residual interest in the Class B-3 REMIC.  It does not have an interest rate or a principal balance.  The Class R-X Certificate represents ownership of the residual interest in the Class B-3 REMIC, as well as ownership of the Class RX-1, Class RX-2 and Class RX-4 interests.

The Class CE REMIC

The following table sets forth (or describes) the Class designation, Pass-Through Rate, Initial Class Principal Balance, and minimum Denomination for each Class of Certificates and uncertificated interests representing interests in the Class CE REMIC:

Class Designation	Initial Class Principal Balance or Class Notional Amount	Pass- Through Rate	Minimum Denominations or Percentage Interest	Integral Multiples in Excess of Minimum
Class CE	$[_________]	[___]% (1)	$[_________]	$[___]
Class RX-4	(2)	(2)	(2)	(2)

(1)

For federal income tax purposes, the Class CE Certificates shall represent ownership of a regular interest in the Class CE REMIC (the “Class CE Interest”), as well as ownership of other assets and other obligations, all as further described herein.  The Class CE Interest shall be entitled to receive on each Distribution Date all of the amounts distributable on the Class X interest issued by the Master REMIC on such Distribution Date.

(2)

The Class RX-4 interest is the sole class of residual interest in the Class CE REMIC.  It does not have an interest rate or a principal balance.  The Class R-X Certificate represents ownership of the residual interest in the Class CE REMIC, as well as ownership of the Class RX-1, Class RX-2 and Class RX-3 interests.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

Class A Certificates

The Class A-1 and Class A-X Certificates.

Class B Certificates

The Class B-1, Class B-2 and Class B-3 Certificates.

Class CE Certificates

The Class CE Certificates.

Class M Certificates

The Class M-1 and Class M-2 Certificates.

Class P Certificates

The Class P Certificates.

ERISA-Restricted Certificates

All Certificates other than the Class A-1 Certificates.

LIBOR Certificates

Class A-1, Class M-1 and Class M-2 Certificates.

Notional Amount Certificates

Class A-X Certificates.

Physical Certificates

Class CE, Class P, Class R and Class R-X Certificates.

Rating Agencies

Moody’s and S&P.

Regular Certificates

The Class A, Class M, Class B Certificates and Class CE Certificates.

Residual Certificates

Class R and Class R-X Certificates.

Senior Certificates

Class A-1 and Class A-X Certificates.

Subordinate Certificates

Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class CE, Class R and Class R-X Certificates.

ARTICLE I

DEFINITIONS

SECTION 1.01

Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

A-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the Class Principal Balance of the Class A-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) [___]% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) [___]% of the Aggregate Loan Balance as of the Cut-off Date.

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accrual Period:  For any Class of LIBOR Certificates and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or, in the case of the first Accrual Period, the Closing Date) and ending on the day immediately preceding the related Distribution Date.  For the Class B and Class A-X Certificates, the calendar month immediately preceding the related Distribution Date.  Interest on the LIBOR Certificates will be calculated on the basis of the actual number of days in the related Accrual Period and a 360 day year.  Interest on the Class B and Class A-X Certificates will be calculated on the basis of a 360 day year consisting of twelve 30 day months.

Adjusted WAC:  For any Accrual Period, the product of (i) two, and (ii) the weighted average of the interest rates of the regular interests in the Intermediate REMIC (other than any Interest with the term “A-X” in its class designation), determined by (a) subjecting the rate on the Class LT2-Q Interest to a cap of zero and (b) subjecting the rate on the Class LT2-A1, Class LT2-M1, Class LT2-M2, Class LT2-B1, Class LT2-B2 and Class LT2-B3 Interests to a cap equal to the Pass-Through Rate on the Corresponding Class of Certificates for such Accrual Period.

Administrator Fee:  As to any Distribution Date and each Mortgage Loan, an amount equal to the product of the applicable Administrator Fee Rate and the outstanding Principal Balance of such Mortgage Loan as of the first day of the related Collection Period.

Administrator Fee Rate:  [___]% per annum.

Advance:  The payment required to be made by the Servicer with respect to any Distribution Date pursuant to Section 3.21.

Advance Facility:  As defined in Section 3.22(a) herein.

Advance Facility Notice:  As defined in Section 3.22(b) herein.

Advance Facility Trustee:  As defined in Section 3.22(b) herein.

Advance Reimbursement Amounts:  As defined in Section 3.22(a) herein.

Advancing Person:  As defined in Section 3.22(a) herein.

Aggregate Loan Balance:  As of any date of determination, will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Amounts For Future Distribution:  As to any Distribution Date, the aggregate amount held in the Collection Account at the close of business on the immediately preceding Determination Date on account of (i) all Scheduled Payments or portions thereof received in respect of the Mortgage Loans due after the related Collection Period and (ii) Principal Prepayments and Liquidation Proceeds received in respect of the Mortgage Loans after the last day of the related Prepayment Period.

Ancillary Income:  All income derived from the Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, including investment income on the applicable Collection Account.  Ancillary Income does not include any Prepayment Premiums.

Applied Loss Amount:  As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates, after giving effect to all Realized Losses incurred with respect to Mortgage Loans during the Collection Period for such Distribution Date and payments of principal on such Distribution Date over (ii) the Aggregate Loan Balance for such Distribution Date.

Appraised Value:  The amount set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment and Assumption Agreement:  That certain assignment and assumption agreement dated as of [_________], 20[__], by and between [_______________________], as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage.

B-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balance of the Class A-1 Certificates and the aggregate Class Principal Balance of the Class M Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) [___]% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) [___]% of the Aggregate Loan Balance as of the Cut-off Date.

B-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balances of the Class A-1 Certificates and the aggregate Class Principal Balance of the Class M and Class B-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) [___]% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) [___]% of the Aggregate Loan Balance as of the Cut-off Date.

B-3 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balances of the Class A-1 Certificates and the aggregate Class Principal Balance of the Class M, Class B-1 and Class B-2 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) [___]% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) [___]% of the Aggregate Loan Balance as of the Cut-off Date.

Balloon Loan:  Any Mortgage Loan which, by its terms, does not fully amortize the principal balance thereof by its stated maturity and thus requires a payment at the stated maturity larger than the monthly payments due thereunder.

Bankruptcy Code:  The United States Bankruptcy Reform Act of 1978, as amended.

Basis Risk Reserve Fund:  The separate Eligible Account created pursuant to Section 5.05 in the name of the Trustee for the benefit of the Certificateholders and designated “[_________], in trust for registered holders of Terwin Mortgage Trust 20[__]-[___], Asset-Backed Certificates, TMTS Series 20[__]-[___].”  The Basis Risk Reserve Fund shall not be part of any REMIC.  Funds in the Basis Risk Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Basis Risk Shortfall:  For any Class of LIBOR Certificates and any Distribution Date, the sum of (i) the excess, if any, of the related Current Interest calculated on the basis of the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate over the related Current Interest for the applicable Distribution Date; (ii) any Basis Risk Shortfall remaining unpaid from prior Distribution Dates; and (iii) interest accrued during the related Accrual Period on the amount in clause (ii) calculated at a per annum rate equal to the lesser of (x) the Certificate Index plus the applicable Certificate Margin and (y) the Maximum Interest Rate.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Business Day:  Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee is located, or financial and savings and loan institutions in the States of California, Maryland, Minnesota or Texas are authorized or obligated by law or executive order to be closed.

Carryforward Interest:  For any Class of Certificates (other than the Class CE, Class R, Class P and Class R-X Certificates) and Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from the immediately preceding Distribution Date exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) with respect to the Certificates (other than the Class A-X Certificates) interest on such amount for the related Accrual Period at the applicable Pass-Through Rate for such Distribution Date.

Certificate:  Any one of the Certificates executed by the Trustee on behalf of the Trust in substantially the forms attached hereto as exhibits.

Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and, in the case of any Class M or Class B Certificates, reduced by any Applied Loss Amounts allocated to such Class on prior Distribution Dates pursuant to Section 5.02.

Certificate Index:  With respect to each Distribution Date, the rate for one month United States dollar deposits quoted on Telerate Page 3750 as of 11:00 a.m., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Servicer), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date.  On the Interest Determination Date immediately preceding each Distribution Date, the Trustee shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform the Servicer of such rate.

Certificate Margin:  As to each Class of LIBOR Certificates, the applicable amount set forth below:

Class of LIBOR Certificates	Certificate Margin
	(1)	(2)
A-1	[___]%	[___]%
M-1	[___]%	[___]%
M-2	[___]%	[___]%

______________________

(1)

Prior to and on the Optional Termination Date.

(2)

After the Optional Termination Date.

Certificate Owner:  With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register:  The register maintained pursuant to Section 6.02(a).

Certificate Registrar:  The certificate registrar appointed pursuant to Section 6.02(a).

Certificateholder or Holder:  The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of or beneficially owned by the Depositor, the Seller, the Servicer, the Trustee or any Affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee and the Certificate Registrar may conclusively rely upon a certificate of the Depositor, the Seller or the Servicer in determining whether a Certificate is held by an Affiliate thereof.  All references herein to “Holders” or “Certificateholders” shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee and the Certificate Registrar shall be required to recognize as a “Holder” or “Certificateholder” only the Person in whose name a Certificate is registered in the Certificate Register.

Class:  All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A-X Notional Amount:  For any Distribution Date on or prior to the Distribution Date in [________], an amount equal to the lesser of (i) the Aggregate Loan Balance as of the first day of the month prior to the month of such Distribution Date (after giving effect to scheduled payments of principal due on such date) and (ii) the specified notional amount set forth below for such Distribution Date:

Distribution Date	Specified Notional Amount ($)	Distribution Date	Specified Notional Amount($)
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]
[ ]	[ ]	[ ]	[ ]

On and after the Distribution Date in [______], 20[__], the Class A-X Notional Amount will equal zero.

Class CE Distributable Amount:  With respect to any Distribution Date, the excess of (i) the aggregate of amounts distributable on the Class CE Interest for such Distribution Date calculated in the Preliminary Statement, over (ii) the sum of the amounts distributable pursuant to Section 5.01(d)(ii) through (d)(viii) for such Distribution Date.

Class CE Interest:  As described in the Preliminary Statement.

Class Notional Amount:  The Class A-X Notional Amount.

Class Principal Balance:  With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class R Certificate:  A Certificate representing the residual interest in each of the Subsidiary REMIC, the Intermediate REMIC and the Master REMIC formed hereby.

Class R-X Certificate:  A Certificate representing the residual interest in each of the Class B-1 REMIC, the Class B-2 REMIC, the Class B-3 REMIC and the Class CE REMIC.

Closing Date:  [_________], 20[__].

Code:  The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Collection Account:  The accounts established and maintained by the Servicer in accordance with Section 3.06.

Collection Period:  With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Combined Loan-to-Value Ratio or CLTV:  As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the sum of (a) the principal balance of such Mortgage Loan at the date of origination plus (b) the outstanding balance of the senior Mortgage Loan at the date of origination of such senior Mortgage Loan and the denominator of which is (a) in the case of a purchase, the lesser of the sales price of the related Mortgaged Property and its Appraised Value determined in an appraisal obtained by the originator at the origination of such Mortgage Loan or (b) in the case of a refinance, the Appraised Value of the Mortgaged Property at the time of such refinance.

Compensating Interest Payment:  For any Distribution Date prior to a Servicing Transfer Date and any Mortgage Loans serviced by an Interim Servicer, the amount remitted to the Trustee in respect of Prepayment Interest Shortfalls with respect to such Distribution Date.  For any Distribution Date after a Servicing Transfer Date and the Mortgage Loans serviced by the Servicer, the lesser of (i) one-half of the aggregate Servicing Fee payable to the Servicer on such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs for the Mortgage Loans for that Distribution Date.

Coop Shares:  Shares issued by a Cooperative Corporation.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan:  Any Mortgage Loan secured by Coop Shares and a Proprietary Lease.

Cooperative Property:  The real property and improvements owned by the Cooperative Corporation, including the allocation of individual dwelling units to the holders of the Coop Shares of the Cooperative Corporation.

Cooperative Unit:  A single family dwelling located in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the principal corporate trust office at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at [                                                                                                      ] (for overnight deliveries, [                                                                     ], Attention: [         ], Terwin Mortgage Trust 20[   ]-[     ], or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Seller and the Servicer.  With respect to the Certificate Registrar and presentment of Certificates for registration of transfer, exchange or final payment, [                                                                     ], Attention: [            ], Terwin Mortgage Trust 20[   ]-[    ].

Current Interest:  For any interest bearing Class of Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance or Class A-X Notional Amount, as applicable, of such Class during the related Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 5.01(a) without regard to this proviso as a result of Interest Shortfalls, then the Current Interest on each Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by such Interest Shortfalls for such Distribution Date.

Curtailment:  Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodial Agreement:  The custodial agreement, dated as of [_________], 20[__], among the Trustee, the Depositor, the Custodian and the Servicer.

Custodian:  [_________], as custodian, or its successor in interest.

Custodian Fee:  The fee payable to the Custodian as set forth in Exhibit L.

Cut-off Date:  [_________], 20[__].

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Defective Mortgage Loan:  Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

Deferred Amount:  For any Class of Subordinate Certificates entitled to principal and Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the aggregate of amounts previously paid in reimbursement thereof.  Any payment of Deferred Amount pursuant to Section 5.01(d) shall not result in a reduction to the Class Principal Balance of the Class of Certificate to which it is distributed.

Definitive Certificates:  Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 6.02(e).

Deleted Mortgage Loan:  As defined in Section 2.03(d) herein.

Delinquency Rate:  For any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Loan Balance as of the close of business on the last day of such month.

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor: Terwin Securitization LLC, a Delaware limited liability company, or its successor in interest.

Depository:  The initial Depository shall be The Depository Trust Company, the nominee of which is Cede & Co., as the registered Holder of the Book-Entry Certificates.  The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

Depository Participant:  A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date:  With respect to any Distribution Date, the [__]th day of the calendar month in which such Distribution Date occurs or, if such [__]th day is not a Business Day, the Business Day immediately preceding such [__]th day.

Disqualified Organization:  A “disqualified organization” under Section 860E of the Code, which as of the Closing Date is any of:  (i) the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code, (iv) an “electing large partnership” within the meaning of Section 775 of the Code or (v) any other Person so designated by the and the Certificate Registrar based upon an Opinion of Counsel provided by nationally recognized counsel to the Certificate Registrar that the holding of an ownership interest in a Residual Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Residual Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof, if all of its activities are subject to tax and, a majority of its board of directors is not selected by a governmental unit. The term “United States”, “State” and “international organizations” shall have the meanings set forth in Section 7701 of the Code.

Distribution Account:  The separate trust account or accounts created and maintained by the Trustee pursuant to Section 3.06 hereof in the name of the Trustee for the benefit of the Certificateholders and designated “Distribution Account, [_________], as Trustee, in trust for the registered Certificateholders of Terwin Mortgage Trust 20[__]-[___], Asset-Backed Certificates, TMTS Series 20[__]-[___]” and which must be an Eligible Account.

Distribution Date:  The [__]th day of each month or if such day is not a Business Day, the first Business Day thereafter, in each case commencing in [_________] 20[__].

Due Date:  With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due, which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the day in such calendar month on which such Scheduled Payments are due, exclusive of any days of grace.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) are rated “A-1” or its equivalent by each Rating Agency at the time any amounts are held on deposit therein, or (iii) a segregated trust account or accounts maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity.  Eligible Accounts may bear interest.

Eligible Investments:  Any one or more of the obligations and securities listed below:

(i)

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations of FHLMC, FNMA or the Federal Home Loan Banks rated “Aa3” or higher by Moody’s;

(ii)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest rating categories by each Rating Agency, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest rating categories, by each Rating Agency;

(iii)

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) the short-term debt obligations of which are rated “A-1” or higher by S&P or rated “P-1” or higher by Moody’s; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of Moody’s, and a short-term unsecured debt rating of A-1 or higher by S&P, at the time of such investment;

(v)

commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category by each Rating Agency, at the time of such investment;

(vi)

a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of Moody’s, and a short-term unsecured debt rating of A-1 or higher by S&P, at the time of such investment;

(vii)

money market funds having ratings in the highest available rating category of Moody’s and either “AAAm” or “AAAm-G” of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Trustee and any such funds that are managed by the Trustee or its Affiliates or for the Trustee or any Affiliate of it acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

(viii)

if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificate:  As specified in the Preliminary Statement.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 3.19.

Exchange Act:  The Securities Exchange Act of 1934, as amended.

Expense Fee:  As to each Mortgage Loan, the sum of the related Servicing Fee and the Administrator Fee.

Expense Fee Rate:  As to each Mortgage Loan and any date of determination, the sum of the related Servicing Fee Rate and Administrator Fee Rate.

Fair Credit Reporting Act: 15 U.S.C. §§1681 et seq.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Federal Funds Rate:  The interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight.

FHLMC:  The Federal Home Loan Mortgage Corporation, commonly known as Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Servicer pursuant to Section 3.19.

Final Recovery Determination:  With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller or any Servicer pursuant to Section 10.01), a determination made by the Servicer that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered which determination shall be evidenced by a certificate of a Servicing Officer delivered to the Trustee and maintained in its records.

Final Scheduled Distribution Date:  The Distribution Date in [_________] 20[__].

FIRREA:  The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

FNMA:  The Federal National Mortgage Association, commonly known as Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FNMA Guides:  The FNMA Sellers’ Guide and the FNMA Servicers’ Guide and all amendments or additions thereto.

Independent:  When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Trustee, the Servicer, the Seller and their respective affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor, the Trustee, the Servicer, the Seller or any affiliate thereof, and (c) is not connected with the Depositor, the Trustee, the Servicer, the Seller or any affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Trustee, the Servicer, the Seller or any affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issues by the Depositor, the Trustee, the Servicer, the Seller or any affiliate thereof, as the case may be.

Indirect Participant:  A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any Primary Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Proceeds of any Primary Insurance Policies and any other Insurance Policies with respect to the Mortgage Loans, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the Servicer’s normal servicing procedures.

Interest Determination Date:  With respect to the LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Remittance Amount:  For any Distribution Date, subject to amounts otherwise payable or recoverable under the terms of this Agreement, an amount equal to (A) the sum of (1) all interest collected (other than related Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period, the interest portion of Payaheads previously received and intended for application in the related Collection Period and the interest portion of all Payoffs and Curtailments received on the Mortgage Loans during the related Prepayment Period, less (x) the Expense Fee with respect to the Mortgage Loans and (y) unreimbursed Advances and other amounts due to the Trustee, the Custodian, the Servicer, an Interim Servicer as applicable, with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by the Servicer with respect to the Mortgage Loans with respect to such Distribution Date, (3) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to such Mortgage Loans during the related Collection Period allocable to interest, (4) all Net Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Administrator and Servicing Fees) collected with respect to such Mortgage Loans during the prior calendar month, to the extent allocable to interest, and (5) any Third-Party Loan Shortfall Amounts for such Distribution Date in respect of interest, minus (B) (x) all amounts payable or reimbursable to any Interim Servicer, the Servicer, the Trustee or the Custodian in accordance with the provisions of this Agreement or the related Interim Servicing Agreement and (y) and Prepayment Premiums received during the related Prepayment Period to the extent such amounts would be considered interest.

Interest Shortfall:  For any Distribution Date, an amount equal to the aggregate shortfall, if any, in collections of interest (adjusted to the related Net Mortgage Rate) on Mortgage Loans resulting from (a) Prepayment Interest Shortfalls to the extent not covered by a Compensating Interest Payment and (b) interest payments on certain of the Mortgage Loans being limited pursuant to the provisions of the Relief Act.

Interim Servicers:  [_________].

Interim Servicing Agreements:  The agreements pursuant to which the Interim Servicers will service portions of the Mortgage Loans prior to the transfer of servicing to [_________] on the related Servicing Transfer Date, a list of which is included as Schedule IV.

Interim Servicing Period:  With respect to any Mortgage Loan, the period beginning on the Closing Date and ending on the related Servicing Transfer Date.

Intermediate REMIC:  As specified in the Preliminary Statement.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the States of New York, [________], [________] or [________] or in the city of London, England are required or authorized by law to be closed.

LIBOR Certificates:  As defined in the Preliminary Statement.

Liquidation Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property (exclusive of any possibility of a deficiency judgment).

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or similar dispositions or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower Tier Interest:  An interest in either the Subsidiary REMIC or the Intermediate REMIC, as described in the Preliminary Statement, those interests having an LT1 designation being interests in the Subsidiary REMIC and those having an LT2 designation being interests in the Intermediate REMIC.

M-1 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balance of the Class A-1 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) [___]% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) [___]% of the Aggregate Loan Balance as of the Cut-off Date.

M-2 Principal Payment Amount:  For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event has not occurred with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the Class Principal Balances of the Class A-1 Certificates and the Class Principal Balance of the Class M-1 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) [___]% and (ii) the Aggregate Loan Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Loan Balance for such Distribution Date exceeds (ii) [___]% of the Aggregate Loan Balance as of the Cut-off Date.

Majority in Interest:  As to any Class of Regular Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Master REMIC:  As specified in the Preliminary Statement.

Maximum Interest Rate:  For the LIBOR Certificates and any Distribution Date, an annual rate equal to (a) the weighted average Net Mortgage Rates of the Mortgage Loans multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Accrual Period.  All weighted averages calculated hereunder shall be based on Stated Principal Balance of the Mortgage Loans as of the first day of the related Collection Period.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The Mortgage Identification Number for any MERS Mortgage Loan.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Monthly Excess Cashflow:  For any Distribution Date, an amount equal to the sum of the Monthly Excess Interest and Overcollateralization Release Amount, if any, for such date.

Monthly Excess Interest:  As to any Distribution Date, the Interest Remittance Amount remaining after the application of payments pursuant to clauses (i) through (vi) of Section 5.01(a) and the Principal Payment Amount remaining after the application of payments pursuant to clauses (i) through (vi) of Section 5.01(b) or 5.01(c), as applicable.

Monthly Statement:  The statement delivered to the Certificateholders pursuant to Section 5.03.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.

Mortgage:  The mortgage, deed of trust or other instrument creating a second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File:  The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Mortgage Loan and any additional documents delivered to the Trustee or the Custodian to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans:  Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  Such mortgage loans include conventional, fixed-rate, fully amortizing and balloon, second lien residential mortgage loans, all of which have original terms to stated maturity of up to 30 years.

Mortgage Loan Purchase Agreement:  The mortgage loan purchase agreement, dated as of [_________], 20[__], by and between the Depositor and the Purchaser relating to certain of the Mortgage Loans.

Mortgage Loan Purchase and Servicing Agreement:  Each mortgage loan purchase agreement listed on Schedule V hereto.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

(i)

the Mortgage Loan identifying number;

(ii)

the Mortgagor’s name;

(iii)

the street address of the Mortgaged Property including the state and zip code;

(iv)

a code indicating the type of Mortgaged Property and the occupancy status;

(v)

the Servicer that is servicing each Mortgage Loan and the originator of each Mortgage Loan.

(vi)

the original months to maturity;

(vii)

the Combined Loan-to-Value Ratio at origination;

(viii)

the Mortgage Rate as of the Cut-off Date;

(ix)

the stated maturity date;

(x)

the amount of the Scheduled Payment as of the Cut-off Date;

(xi)

the original principal amount of the Mortgage Loan;

(xii)

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

(xiii)

the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(xiv)

a code indicating whether a Prepayment Premium is required to be paid in connection with a prepayment of the Mortgage Loan and the formula for calculating the amount of the Prepayment Premium;

(xv)

the Value of the Mortgaged Property;

(xvi)

the last Due Date on which a Scheduled Payment was actually applied to the unpaid Stated Principal Balance; and

(xvii)

the Expense Fee Rate.

With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average remaining months to maturity of the Mortgage Loans.  The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

Mortgage Note:  The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Pool:  All of the Mortgage Loans.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note.

Mortgaged Property:  The underlying real property securing a Mortgage Loan, which, with respect to a Cooperative Loan, is the related Coop Shares and Proprietary Lease.

Mortgagor:  The obligor(s) on a Mortgage Note.

Net Funds Cap:  For any distribution date and the LIBOR and Class B Certificates, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such date, less Current Interest due on the Class A-X Certificates on such date and (2) 12, and the denominator of which is the Aggregate Loan Balance for the immediately preceding distribution date, multiplied by (b) with respect to the LIBOR Certificates, a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the immediately preceding Accrual Period.  With respect to the Class A-X Certificate and any distribution date, a per annum rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for such date and (2) 12, and the denominator of which is the Class A-X Notional Amount for such distribution date.

Net Liquidation Proceeds:  Liquidation Proceeds, net of (1) unreimbursed, reasonable out-of-pocket expenses and (2) unreimbursed Servicing Fees, Servicing Advances and Advances.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

Net WAC Rate:  As to any Distribution Date, a rate equal to the weighted average of the Net Mortgage Rates on the Mortgage Loans for the related Collection Period, weighted on the basis of the Stated Principal Balances as of the first day of the related Collection Period.

Nonrecoverable Advance:  With respect to any Mortgage Loan, any portion of an Advance or a Servicing Advance previously made or proposed to be made by the Servicer that, in the good faith judgment of the Servicer or a successor Servicer (including the Trustee), will not be ultimately recoverable by the Servicer from the related Mortgagor, from related Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

Notional Amount Certificates:  As specified in the Preliminary Statement.

Offering Circular:  The offering circular dated [_________], 20[__] relating to the Certificates.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Servicer or the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor or the Servicer, including in-house counsel, reasonably acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be Independent of the Depositor and the Servicer, (ii) not have any material direct financial interest in the Depositor or the Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or the Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.  The cost of any Opinion of Counsel shall not be at the expense of the Trustee.

Optimal Interest Remittance Amount:  For any Distribution Date, will be equal to the excess of (i) the product of (1) (x) the weighted average Net Mortgage Rate of the Mortgage Loans as of the first day of the related Collection Period divided by (y) 12 and (2) the Aggregate Loan Balance for the immediately preceding Distribution Date, over (ii) any expenses that reduce the Interest Remittance Amount that did not arise as a result of a default or delinquency of the related Mortgage Loans and were not taken into account in computing the Expense Fee Rate.

Optional Termination Date:  The first Distribution Date on which the Servicer may exercise its right to terminate the Trust Fund pursuant to Section 10.01.

OTS:  The Office of Thrift Supervision.

Outsourcer:  As defined in Section 3.02(a) herein.

Outstanding:  With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

(i)

Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and

(ii)

Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan:  As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidation Mortgage Loan prior to such Due Date.

Overcollateralization Amount:  For any Distribution Date, an amount equal to the amount, if any, by which (x) the Aggregate Loan Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Deficiency:  For any Distribution Date will be equal to the amount, if any, by which (x) the Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Class Principal Balance of the Certificates resulting from the payment of the Principal Payment Amount on such Distribution Date, but prior to allocation of any Applied Loss Amount on such Distribution Date.

Overcollateralization Release Amount:  For any Distribution Date, an amount equal to the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate Principal Remittance Amount for such date is applied on such date in reduction of the aggregate of the Class Principal Balance of the Certificates, exceeds (2) the Targeted Overcollateralization Amount for such date.

Ownership Interest:  As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Pass-Through Rate: With respect to the any Class of LIBOR Certificates and any Distribution Date, a per annum rate equal to the lesser of (x) the related Certificate Index for such Distribution Date, plus the related Certificate Margin and (y) the related Net Funds Cap for such Distribution Date.  With respect to the Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date, a per annum rate equal to the lesser of (x) [___]%,[___]% and [___]%, respectively, and (y) the related Net Funds Cap for such Distribution Date.  With respect to the Class A-X Certificates and any Distribution Date on or prior to [________], a per annum rate equal to the lesser of (a) [___]% and (b) the related Net Funds Cap for such Distribution Date and for any Distribution Date thereafter, zero.

Payahead:  Any Scheduled Payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent:  Any paying agent appointed pursuant to Section 6.07 hereof.  The initial Paying Agent shall be the Trustee.

Payoff:  Any payment of principal on a Mortgage Loan equal to the entire outstanding principal balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Percentage Interest:  As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Transferee:  Any person other than a Disqualified Organization or a Person that is not a U.S. Person.

Person:  Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As specified in the Preliminary Statement.

Prepayment Interest Shortfall:  As to any Distribution Date, Mortgage Loan and Principal Prepayment, the difference between (i) one full month’s interest at the applicable Mortgage Rate, as reduced by the Servicing Fee Rate on the principal balance of such Principal Prepayment and (ii) the amount of interest due and actually received from the related Mortgagor that accrued during the month immediately preceding such Distribution Date with respect to such Mortgage Loan and such Principal Prepayment, as reduced by the Servicing Fee.  The obligations of the Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.06(c)(vii).

Prepayment Assumption: The prepayment model or standard against which prepayments on mortgage loans are commonly measured.

Prepayment Premium:  With respect to each Mortgage Loan, the prepayment charge or penalty interest required to be paid by the Mortgagor in connection with a prepayment of the related Mortgage Loan, as provided in the related Mortgage Note or Mortgage, and as specified on the Mortgage Loan Schedule.

Prepayment Period:  With respect to any Distribution Date, the calendar month preceding such Distribution Date.

Principal Payment Amount:  For any Distribution Date, an amount equal to the related Principal Remittance Amount for such date minus the related Overcollateralization Release Amount, if any, for such date.

Principal Prepayment:  Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

Principal Remittance Amount:  For any Distribution Date, subject to amounts otherwise payable or recoverable under the terms of this Agreement, an amount equal to (A) the sum of (1) all principal collected (other than Payaheads) in respect of Scheduled Payments on the Mortgage Loans during the related Collection Period (less unreimbursed Advances, Servicing Advances and other amounts due to the Servicer, any third-party servicer, the Custodian and the Trustee with respect to such Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Collection Period, (2) the Principal Prepayments, if any, received during the related Prepayment Period, (3) the Repurchase Price for any repurchased Mortgage Loan, during the calendar month immediately preceding such Distribution Date, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date allocable to principal, (5) all Net Liquidation Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and other expenses, to the extent allocable to principal) collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal, and (6) any Third-Party Loan Shortfall Amount for such Distribution Date to the extent allocable to principal minus (B) (x) to the extent that the Interest Remittance Amount for such Distribution Date is insufficient therefor, all amounts payable or reimbursable to any Interim Servicer, the Servicer, the Trustee or the Custodian in accordance with the provisions of this Agreement or the related Interim Servicing Agreement and (y) the amount of any Prepayment Premiums, to the extent such amounts would be principal, received during the related Prepayment Period.

Proprietary Lease:  With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Coop Shares.

PUD:  Planned Unit Development.

QIB:  A “qualified institutional buyer”, as such term is defined in Rule 144A under the Act.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan:  One or more Mortgage Loans substituted by the Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit N, individually or in the aggregate and on a weighted average basis, as applicable, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan; provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan in the Trust immediately prior to any substitution; (v) must be of the same or better credit quality as the Defective Mortgage Loan being replaced; (vi) not be a negatively-amortizing loan; (vii) if the Defective Mortgage Loan is not a Balloon Loan, not be a Balloon Loan; and (viii) comply with each representation and warranty set forth in Section 2.03(b).

Rating Agency:  Moody’s and S&P, or their respective successors.  If such agencies or their successors are no longer in existence, “Rating Agencies” shall be such nationally recognized statistical rating organizations as set forth on the most current list of such organizations released by the Securities and Exchange Commission and designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicer.

Ratings:  As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss:  With respect to each Liquidation Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidation Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidation Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidation Mortgage Loan.

Record Date:  With respect to any Class of Physical Certificates and any Distribution Date, the last day of the calendar month preceding the month in which such Distribution Date occurs. With respect to any Class of Book-Entry Certificates (other than the Class A-X, Class B-1, Class B-2 and Class B-3 Certificates) and any Distribution Date, the Business Day immediately preceding such Distribution Date; provided, however, that following the date on which Definitive Certificates for such Certificates are available pursuant to Section 6.02, the Record Date shall be the last day of the calendar month preceding the month in which such Distribution Date occurs.  With respect to the Class A-X, Class B-1, Class B-2 and Class B-3 Certificates and any Distribution Date, the last day of the calendar month preceding the month in which such Distribution Date occurs.

Reference Bank Rate:  As to any Accrual Period relating to the LIBOR Certificates as follows:  the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Servicer, as of 11:00 a.m., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks:  Three major banks that are engaged in the London interbank market, selected by the Trustee after consultation with the Servicer.

Regular Certificates:  As specified in the Preliminary Statement.

Relief Act:  The Servicemembers’ Civil Relief Act, or any state law providing for similar relief.

REMIC:  A “real estate mortgage investment conduit” within the meaning of Section 860D of the Code.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Repurchase Price:  With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased at the option of the Servicer pursuant to Section 3.12(g) of this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest thereon at the applicable Mortgage Rate (reduced by the Servicing Fee Rate if the purchaser of the Mortgage Loan is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders, (iii) in the case of a Mortgage Loan purchased by the Seller, any unreimbursed Servicing Advances and (iv) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule IIIA(viii) attached hereto as a result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan.

Request for Release:  The Request for Release submitted by the Servicer to the Custodian substantially in the form of Exhibit N.

Required Insurance Policy:  With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Residual Certificates:  As specified in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee, any Vice President, any Managing Director, any Director, any associate, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer or employee of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s or employee’s knowledge of and familiarity with the particular subject and in each case who shall have direct responsibility for the administration of this Agreement.

Rolling Three Month Delinquency Rate:  For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the related Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Securities Act:  The Securities Act of 1933, as amended.

Seller:  [_______________________].

Senior Certificates:  As specified in the Preliminary Statement.

Senior Enhancement Percentage:  For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Subordinate Certificates (other than the Class CE Certificates) and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case prior to giving effect to payments on such Distribution Date (assuming no Trigger Event has occurred), and the denominator of which is the Aggregate Loan Balance for such Distribution Date.

Servicer:  [_________] or its permitted successor in interest or assignee or any successor Servicer appointed pursuant to the provisions hereof.

Servicer Employee:  As defined in Section 3.19 herein.

Servicer Event of Termination:  As defined in Section 8.01 herein.

Servicer Remittance Date:  With respect to any Mortgage Loan and Distribution Date, the Business Day prior to that Distribution Date.

Servicing Advance:  The reasonable “out-of-pocket” costs and expenses incurred by the Servicer in connection with a default, delinquency or other unanticipated event by the Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including but not limited to foreclosures, in respect of a particular Mortgage Loan, including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS® System, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Section 3.01, Section 3.07, Section 3.10, Section 3.12 and Section 3.19.  The Servicer shall not be required to make any Nonrecoverable Advances.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.15.

Servicing Fee Rate:  With respect to any Mortgage Loan, [___]% per annum.

Servicing File:  The Servicing File for such Mortgage Loan consisting of the following documents to the extent available:

(i)

Copy of the Mortgage File.

(ii)

Residential loan application.

(iii)

Mortgage Loan closing statement.

(iv)

Verification of employment and income, if applicable.

(v)

Verification of acceptable evidence of source and amount of downpayment.

(vi)

Credit report on Mortgagor.

(vii)

Residential appraisal report.

(viii)

Photograph of the Mortgaged Property.

(ix)

Survey of the Mortgaged Property.

(x)

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

(xi)

All required disclosure statements.

(xii)

If required in an appraisal, termite report, structural engineer’s report, water potability and septic certification.

(xiii)

Sales contract, if applicable.

Servicing Officer:  Any officer of the Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Depositor by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to such parties.

Servicing Rights Pledgee: One or more lenders, selected by [__________], as long as [__________]is the Servicer, to which the Servicer may pledge and assign all of its right, title and interest in, to and under this Agreement, including [__________], as the representative of certain lenders.

Servicing Transfer Date:  With respect to each Mortgage Loan, the date in which the servicing rights are transferred to the Servicer, as set forth for each Mortgage Loan on Schedule IV attached hereto.  The final Servicing Transfer Date is expected to be [__________], 20[__].

Servicing Transfer Reserve Fund:  The separate Eligible Account created pursuant to Section 5.06 in the name of the Trustee for the benefit of the Certificateholders and designated “[__________], in trust for registered holders of Terwin Mortgage Trust 20[__]-[___], Asset-Backed Certificates, TMTS Series 20[__]-[___].”  The Servicing Transfer Reserve Fund shall not be part of any REMIC.  Funds in the Servicing Transfer Reserve Fund shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement.

Startup Day:  The Closing Date.

Stated Principal Balance:  As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidation Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor.

Stepdown Date:  The date occurring on the later of (x) the Distribution Date in [__________] 20[__] and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to [___]%.

Subordinate Certificates:  As specified in the Preliminary Statement.

Subservicer:  Any Subservicer which is subservicing any of the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

Subservicing Agreement:  An agreement between the Servicer and a Subservicer for the servicing of the related Mortgage Loans.

Subsidiary REMIC:  As specified in the Preliminary Statement.

Substitution Adjustment Amount:  As defined in Section 2.03 herein.

Targeted Overcollateralization Amount:  For any Distribution Date prior to the Stepdown Date, [___]% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, the greater of (a) [___]% of the Aggregate Loan Balance for such Distribution Date, or (b) [___]% of the Aggregate Loan Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event has occurred and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date.

Telerate Page 3750:  The display designated as page 3750 on Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Terwin Advisors:  Terwin Advisors LLC.

Third-Party Loan Recovery Amounts:  With respect to any Distribution Date and any Mortgage Loan that was a Third-Party Loan on the Closing Date, the amount, if any, received on such Mortgage Loan during the related Collection Period that represents a recovery of an amount previously withdrawn from the Servicing Transfer Reserve Fund as a Third-Party Loan Shortfall Amount.

Third-Party Loan Shortfall Amounts:  With respect to any Distribution Date and the Third-Party Loans, an amount, if any, representing any Scheduled Payment for such Mortgage Loans due during the related Collection Period and any Principal Prepayments, and in either case, to the extent reported by the Interim Servicers but not remitted to the Trustee on the related Servicer Remittance Date.

Third-Party Loans:  Each of those Mortgage Loans listed on Schedule VI.

Transfer:  Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Transferee:  Any Person who is acquiring by Transfer any Ownership Interest in a Residual Certificate.

Trigger Event:  A Trigger Event will occur for any Distribution Date if either (i) the Rolling Three Month Delinquency Rate as of the last day of the related Collection Period equals or exceeds [___]% of the Senior Enhancement Percentage for such Distribution Date, (ii) the number of Mortgage Loans that are 90 days or more delinquent (including all bankruptcies, foreclosures and REO Properties) as of the last day of the related Collection Period as a percentage of the original Aggregate Loan Balance equals or exceeds [___]% or (iii) the cumulative Realized Losses as a percentage of the original Aggregate Loan Balance on the Closing Date for such Distribution Date is greater than the percentage set forth in the following table:

Range of Distribution Dates	Percentage
[______] 20[__] – [______] 20[__]	[___]%*
[______] 20[__] – [______] 20[__]	[___]%*
[______] 20[__] – [______] 20[__]	[___]%*
[______] 20[__] and thereafter	[___]%

* The percentages set forth above are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates.  The percentage for each succeeding Distribution Date in a range increases incrementally by 1/12 of the positive difference between the percentage applicable to the first Distribution Date in that range and the percentage applicable to the first Distribution Date in the succeeding range.

Trust:  Terwin Mortgage Trust 20[__]-[___] established pursuant to this Agreement.

Trust Fund:  The corpus of the trust created hereunder consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the Cut-off Date; (ii) the Collection Account, the Distribution Account, the Basis Risk Reserve Fund, the Servicing Transfer Reserve Fund and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure after the applicable Cut-off Date; (iv) the Depositor’s rights under the Assignment and Assumption Agreement and the Mortgage Loan Purchase Agreement; (v) the Depositor’s rights under each Mortgage Loan and Servicing Agreement; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee:  [_________], in its capacity as trustee under this Agreement and its successors and assigns in such capacity.

U.S. Person:  A “United States person” within the meaning of Section 7701(a)(30) of the Code.

Value:  With respect to any Mortgaged Property, the value thereof as determined by an independent appraisal made at the time of the origination of the related Mortgage Loan or the sale price, if the appraisal is not available; except that, with respect to any Mortgage Loan that is a purchase money mortgage loan, the lesser of (i) the value thereof as determined by an independent appraisal made at the time of the origination of such Mortgage Loan, if any, and (ii) the sales price of the related Mortgaged Property, and with respect to any Mortgage Loan that is refinanced, the appraised value of the mortgaged property at the time of such refinance.

Verification Agent:  As defined in Section 4.21 herein.

Verification Report:  As defined in Section 4.21 herein.

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 98% of all Voting Rights shall be allocated among the LIBOR and Class B Certificates.  The portion of such 98% Voting Interests allocated to the LIBOR and Class B Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding.  The Class A-X and the Class CE Certificates shall each be allocated 1% of the Voting Rights.  Voting Rights shall be allocated among the Certificates within each such Class in accordance with their respective Percentage Interests. The Class R, Class R-X and Class P Certificates shall have no voting rights.

SECTION 1.02

Interest Calculations.

Interest on the LIBOR Certificates shall be calculated on the basis of a 360-day year and the actual number of days elapsed.  The calculation of all fees and interest on the Class A-X, Class B and Class CE Certificates shall be made on the basis of a 360-day year consisting of twelve 30-day months.  All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.  The Trustee’s establishment of the Certificate Index and the applicable Pass-Through Rate for any Class of Certificates for any Distribution Date shall, in the absence of manifest error, be final and binding.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Mortgage Loans.

(a)

The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to (i) each Mortgage Loan, including all interest and principal received or receivable on or with respect to such Mortgage Loans after the Cut-off Date and all interest and principal payments on the Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date; (ii) any insurance policies in respect of the Mortgage Loans; (iii) the Depositor’s rights under the Assignment and Assumption Agreement and the Mortgage Loan Purchase Agreement; and (iv) all proceeds of any of the foregoing.

(b)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee, or to the Custodian as its designated agent, for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)

the electronic Mortgage Loan Schedule, a copy of which has also been delivered to the Servicer and the Trustee;

(ii)

(A)

the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed in blank or in the following form: “Pay to the order of [_________], as Trustee for Terwin Mortgage Trust 20[__]-[___], Asset-Backed Certificates, Series 20[__]-[___], without recourse”, and signed in the name of the last named endorsee by an authorized officer, or

(B)

with respect to any Lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(iii)

the original of any guarantee executed in connection with the Mortgage Note (if any);

(iv)

except as provided below, for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage and including any riders to the Mortgage, and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN for that Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan, or if such Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment to MERS, in each case with evidence of recording thereon, and the original recorded or certified copy of a power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, together with an Officer’s Certificate of the Seller certifying, or certified by the escrow agent, closing attorney or title company, that the copy of such Mortgage delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage has been forwarded to the public recording office, or, in the case of a Mortgage that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel (delivered at the Seller’s expense) acceptable to the Trustee and the Depositor that an original recorded Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loan;

(v)

the originals of all assumption, modification, consolidation or extension agreements (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, by, for example, a title company, escrow agent or closing attorney, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(vi)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording.  The Mortgage shall be assigned in blank or to “[_________], as Trustee for Terwin Mortgage Trust 20[__]-[___], Asset-Backed Certificates, Series 20[__]-[___], without recourse;”

(vii)

in the case of each Mortgage Loan that is not a MERS Mortgage Loan, an original copy of any intervening Assignment of Mortgage showing a complete chain of assignments, or, in the case of an intervening Assignment of Mortgage that has been lost, a written Opinion of Counsel (delivered to the Trustee and Custodian at the Seller’s expense) acceptable to the Trustee (as the Trustee shall notify the Custodian) that such original intervening Assignment of Mortgage is not required to enforce the Trustee’s interest in the Mortgage Loans; and

(viii)

the original mortgage title insurance policy, or if the policy has not yet been issued, an original or copy of a marked-up written commitment or a pro forma title insurance policy marked as binding and countersigned by the title insurance company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter.

If the Seller delivers certified copies of any document or instrument set forth in Section 2.01(b) to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Custodian, within 60 days of the Closing Date, an Officer’s Certificate, or the title company, escrow agent or closing attorney shall deliver a certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan that is not a MERS Mortgage Loan, the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Custodian, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and in the case of (c) above, such original title policy (together with all riders thereto), upon receipt from the applicable title insurer.

As promptly as practicable subsequent to such transfer and assignment and delivery to it of each Assignment of Mortgage pursuant to clause (vi) above, and in any event, within thirty (30) days thereafter, the Seller or Servicer shall (at the Seller’s expense) (i) affix the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such Assignment of Mortgage to be completed in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the Assignments of Mortgages to the Trustee, except that, with respect to any Assignment of Mortgage as to which the Seller or Servicer has not received the information required to prepare such Assignment of Mortgage in recordable form, the Seller or Servicer’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Seller need not cause to be recorded any Assignment of Mortgage referred to in clause (vi) above which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller (at the Seller’s expense) to the Trustee within twenty (20) days of the Closing Date, acceptable to the Rating Agencies, the recordation of such Assignment of Mortgage is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan.  In the event that any such Assignment of Mortgage is not recorded, the Servicer shall have no liability for its failure to receive or act on notices related to such Assignment of Mortgage or otherwise.

In connection with the assignment of any MERS Mortgage Loan, the Seller agrees that it will take (or shall cause the Servicer to take), at the expense of the Seller (with the cooperation of the Depositor and the Trustee), such actions as are necessary to cause the MERS® System to indicate that such Mortgage Loans have been assigned by the Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans that are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of the Certificates issued in connection with the transfer of such Mortgage Loans to the Trust.

(c)

Reserved.

(d)

Reserved.

(e)

Reserved.

SECTION 2.02

Acceptance by the Trustee of the Mortgage Loans.

(a)

The Trustee hereby accepts its appointment as Trustee hereunder and acknowledges the Custodian’s receipt, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, of the documents referred to in Section 2.01 above and all other assets included in the definition of “Trust Fund” and declares that, in its capacity as Trustee, it holds and will hold the documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of “Trust Fund” in trust for the exclusive use and benefit of all present and future Certificateholders.

The Trustee agrees to cause the Custodian to deliver prior to the Closing Date to the Depositor and the Servicer an Initial Certification in the form annexed to the Custodial Agreement pursuant to the Custodial Agreement.  The Trustee shall not be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 90 days after the Closing Date, the Custodial Agreement requires the Custodian to deliver to the Depositor and the Servicer a Final Certification in the form annexed to the Custodial Agreement, with any applicable exceptions noted thereon.

If, in the course of such review, the Trustee is notified by the Custodian that any document constituting a part of a Mortgage File does not meet the requirements of Section 2.01, the Trustee shall cause the Custodian to list such as an exception in the Final Certification; provided, however, that the Trustee shall not make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

The Seller shall promptly correct or cure such defect within 90 days from the date it is so notified of such defect and, if the Seller does not correct or cure such defect within such period, the Seller shall either (i) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (ii) purchase such Mortgage Loan from the Trustee within 90 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; provided, however, that if the cure, substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then the Seller shall be given 270 days from the Closing Date to cure such defect or substitute for, or repurchase such Mortgage Loan; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Seller’s failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan as to which such Assignment of Mortgage is not recorded. The Custodian shall deliver a copy of the Initial Certification and Exception Report to each Rating Agency within 270 days from the Closing Date indicating each Mortgage (a) which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage. Such notice shall be delivered every 90 days thereafter until the related Mortgage is returned to the Custodian.  Any such substitution effected more than 90 days after the Closing Date shall not be effected prior to the delivery to the Custodian of the Opinion of Counsel required by Section 2.05 hereof and any substitution shall not be effected prior to the additional delivery to the Custodian of a Request for Release certifying that such Mortgage Loan is a Qualified Substitute Mortgage Loan substantially in the form of Exhibit N and the Mortgage File for any such Qualified Substitute Mortgage Loan.  The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the applicable Collection Account on or prior to the Business Day immediately preceding the Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit N hereto, the Custodian shall release the related Mortgage File to the Seller and shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

(b)

It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

(c)

All of the Mortgage Files are being held by the Custodian pursuant to the Custodial Agreement.  Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge that the functions of the Trustee or the Custodian with respect to the custody, acceptance, inspection and release of the Mortgage Files pursuant to this Agreement shall be performed by the Custodian pursuant to the Custodial Agreement.

SECTION 2.03

Representations and Warranties of the Seller and Servicer.

(a)

Terwin Advisors in its capacity as Seller, hereby makes on behalf of itself the representations and warranties set forth in Schedule IIA hereto and by this reference incorporated herein, to the Depositor, the Servicer and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.  [_________] in its capacity as Servicer, hereby makes on behalf of itself the representations and warranties set forth in Schedule IIC hereto and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the applicable Cut-off Date.

(b)

Terwin Advisors, in its capacity as Seller, hereby makes the representations and warranties set forth in Schedule III to the Depositor and the Trustee, as of the Closing Date, or the date specified therein, with respect to the Mortgage Loans identified on Schedule I hereto.  If the Seller fails to perform its obligations under this Section 2.03, the Trustee shall pursue the remedies for a breach of representations and warranties as assigned to it under the Mortgage Loan Purchase and Servicing Agreements.

(c)

If any Mortgage Loan less than thirty days delinquent as of the Cut-off Date (i) fails to make its Scheduled Payment due during the period commencing on the second day of the month preceding the month in which the Cut-off Date occurs and ending on the Cut-off Date and (ii) becomes 30 days or more delinquent with respect to such Scheduled Payment, then the Seller shall be deemed to have breached the representation and warranty set forth in clause (iv) of Schedule III hereto; provided, that in no event shall such representation and warranty be automatically breached with respect to more than [___]% of the Aggregate Loan Balance as of the Cut-off Date and if such representation and warranty is breached with respect to Mortgage Loans exceeding such [___]%, then such representation or warranty shall not be deemed automatically breached; provided, however, that the Seller shall not be deemed to have automatically breached such representation and warranty in the event that such Scheduled Payment is made during the period commencing on the second day of the month preceding the month in which the Cut-off Date occurs and ending on the close of business on [_________], 20[__].  The Servicer shall notify the Seller of any such delinquency and the Seller shall comply with the provisions of Section 2.03(d) hereto as to that Mortgage Loan.

(d)

Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans from the Trustee at the Repurchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Custodian of a Request for Release substantially in the form of Exhibit N and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the Servicer and the Trustee for any actual out-of-pocket expenses reasonably incurred by the Servicer or the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranty described in this Section which are made to the best of the Seller’s knowledge, if it is discovered by either the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.  Notwithstanding the foregoing, any breach of the representation set forth in clause (xlv) of Schedule III shall be deemed to materially and adversely affect the interests of the Certificateholders in the related Mortgage Loan and the Seller shall be required to repurchase such Mortgage Loan promptly at the related Repurchase Price.

If pursuant to the provisions of Section 2.03 the Seller repurchases or otherwise removes from the Trust Fund a Mortgage Loan that is a MERS Mortgage Loan, the Seller shall take (or shall cause the Servicer or the related Interim Servicer to take), at the expense of the Seller (with the cooperation of the Depositor, the Trustee and the Servicer), such actions as are necessary either (i) to cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) to cause MERS to designate on the MERS® System the Seller or its designee as the beneficial holder of such Mortgage Loan.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Custodian for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01 and an Officer’s Certificate to the Trustee stating that such Qualified Substitute Mortgage Loan meets the requirements of the definition thereof and the Substitution Adjustment Amount, if any; provided, however, that, in the case of any Qualified Substitute Mortgage Loan that is a MERS Mortgage Loan, the Seller shall provide such documents and take such other action with respect to such Qualified Substitute Mortgage Loans as are required pursuant to Section 2.01 hereof.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the Collection Period related to the Distribution Date in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller.  For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on any Deleted Mortgage Loan for the related Collection Period and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Seller shall amend the related Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the Servicer and the Depositor.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph together with an Officer’s Certificate stating that the Substitution Adjustment Amount has been deposited in the Collection Account, the Custodian shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller  and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, representation or warranty as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans shall be deposited in the Collection Account by the Seller on or before the Business Day immediately preceding the Servicer Remittance Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be purchased or replaced hereunder.

One or more mortgage loans may be substituted for one or more Deleted Mortgage Loans.  The determination of whether a mortgage loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis.  Alternatively, if more than one mortgage loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such mortgage loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such mortgage loans are Qualified Substitute Mortgage Loans.

In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the related Collection Account pursuant to Section 3.06 on or before the Business Day immediately preceding the related Servicer Remittance Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price and receipt of a Request for Release certifying the deposit of the Repurchase Price in the form of Exhibit N hereto, the Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, representation or warranty, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Custodian for the benefit of the Certificateholders.

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee and the Servicer with respect to each Mortgage Loan that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodian.

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

(a)

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 or Section 2.03 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

(b)

Upon discovery by the Depositor, the Seller, the Servicer, or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Seller, at the Seller’s option, to either (i) substitute, if the conditions in Section 2.03(d) with respect to substitutions are satisfied, a Qualified Substitute Mortgage Loan for the affected Mortgage Loan, or (ii) repurchase the affected Mortgage Loan within 90 days of such discovery in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to Section 2.03.  The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

SECTION 2.06

Execution and Delivery of Certificates.

The Trustee acknowledges receipt by the Custodian on its behalf of the documents identified in the Initial Certification in the form annexed hereto as Exhibit H and the Trustee acknowledges receipt of the amounts required to be deposited into the Basis Risk Reserve Fund and, concurrently with such receipt, the Trustee, on behalf of the Trust, and the Certificate Registrar have executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund.  The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement according to its terms.

SECTION 2.07

REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests in each REMIC created hereby. The “Startup Day” for each REMIC for purposes of the REMIC Provisions shall be the Closing Date. The “tax matters person” with respect to each of the Subsidiary REMIC, the Intermediary REMIC and the Master REMIC hereunder shall be the holder of the Class R Certificate.  The Trustee on behalf of the holders of the Class R Certificates shall act as agent for the “tax matters person.”  By its acceptance of a Class R Certificate, each holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trustee as its agent to act on behalf of each of the Subsidiary REMIC, the Intermediary REMIC and the Master REMIC pursuant to the specific duties outlined herein.  The “tax matters person” with respect to each of the Class B-1 REMIC, Class B-2 REMIC, Class B-3 REMIC and Class CE REMIC hereunder shall be the holder of the Class R-X Certificate.  The Trustee on behalf of the holders of the Class R-X Certificates shall act as agent for the “tax matters person”.  By its acceptance of a Class R-X Certificate, each holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trustee as its agent to act on behalf of each of the Class B-1 REMIC, Class B-2 REMIC, Class B-3 REMIC and Class CE REMIC pursuant to the specific duties outlined herein.  Each REMIC’s fiscal year shall be the calendar year.

SECTION 2.08

Reserved.

SECTION 2.09

Conveyance of Lower Tier REMIC Regular Interests and Acceptance Thereof; Issuance of Certificates.

(a)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the regular interests in the Subsidiary REMIC and the regular interests in the Intermediate REMIC for the benefit of the holders of the Certificates other than the Class B-1, Class B-2, Class B-3, Class CE and Class R-X Certificates.  The Trustee acknowledges receipt of the regular interest in the Subsidiary REMIC and the regular interest in the Intermediate REMIC (all of which are uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and ultimate benefit of the holders of the Certificates other than the Class B-1, Class B-2, Class B-3, Class CE and Class R-X Certificates. The interests evidenced by the residual interest in the Master REMIC, together with the Class A-1, Class A-X, Class M-1 and Class M-2 Certificates and the Class B-1, Class B-2, Class B-3 and Class X interests constitute the entire beneficial ownership interest in the Master REMIC.

(b)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class B-1 interest in the Master REMIC for the benefit of the holders of the Class B-1 and Class R-X Certificates.  The Trustee acknowledges receipt of the Class B-1 interest in the Master REMIC (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and ultimate benefit of the holders of the Class B-1 and Class R-X Certificates. The interests evidenced by the residual interest in the Class B-1 REMIC, together with the Class B-1 Certificates, constitute the entire beneficial ownership interest in the Class B-1 REMIC.

(c)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class B-2 interest in the Master REMIC for the benefit of the holders of the Class B-2 and Class R-X Certificates.  The Trustee acknowledges receipt of the Class B-2 interest in the Master REMIC (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and ultimate benefit of the holders of the Class B-2 and Class R-X Certificates. The interests evidenced by the residual interest in the Class B-2 REMIC, together with the Class B-2 Certificates, constitute the entire beneficial ownership interest in the Class B-2 REMIC.

(d)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class B-3 interest in the Master REMIC for the benefit of the holders of the Class B-3 and Class R-X Certificates.  The Trustee acknowledges receipt of the Class B-3 interest in the Master REMIC (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and ultimate benefit of the holders of the Class B-3 and Class R-X Certificates. The interests evidenced by the residual interest in the Class B-3 REMIC, together with the Class B-3 Certificates, constitute the entire beneficial ownership interest in the Class B-3 REMIC.

(e)

The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the Class X interest in the Master REMIC for the benefit of the holders of the Class CE and Class R-X Certificates.  The Trustee acknowledges receipt of the Class X interest in the Master REMIC (which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and ultimate benefit of the holders of the Class CE and Class R-X Certificates. The interests evidenced by the residual interest in the Class CE REMIC, together with the Class CE Certificates, constitute the entire beneficial ownership interest in the Class CE REMIC.

(f)

Concurrently with (i) the assignment and delivery to the Trustee of the Subsidiary REMIC and the Intermediate REMIC (including the residual interests therein represented by the Class LT1-R Interest and Class LT2-R Interest, respectively) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and this Section 2.09(a) and (ii) the assignment and delivery to the Trustee of the Master REMIC (including the residual interest therein) and the acceptance by the Trustee thereof, pursuant to this Section 2.09(f), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, on behalf of the Trust, authenticated and delivered to or upon the order of the Depositor, the Class R Certificates in authorized denominations evidencing the residual interest in each of the Subsidiary REMIC, Intermediate REMIC and the Master REMIC.

(g)

Concurrently with the assignment and delivery to the Trustee of the Class B-1 REMIC, Class B-2 REMIC, Class B-3 REMIC and Class CE REMIC (including the residual interest in each such REMIC) and the acceptance by the Trustee thereof, pursuant to this Section 2.09(g), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, on behalf of the Trust, authenticated and delivered to or upon the order of the Depositor, the Class R-X Certificates in authorized denominations evidencing the residual interest in each of the Class B-1 REMIC, Class B-2 REMIC, Class B-3 REMIC and Class CE REMIC.

ARTICLE III

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS

SECTION 3.01

Servicer to Service Mortgage Loans.

For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices.  In connection with such servicing and administration, the Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, provided that the Servicer shall not take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement.  The Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when the Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. The Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Servicer to service and administer the Mortgage Loans to the extent that the Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents, the Depositor and/or the Trustee shall execute such documents and deliver them to the Servicer.

The Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of the Subservicer, when the Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, shall be subject to withdrawal by the Servicer from the Collection Account.

With respect to the Mortgage Loans, the Servicer agrees that, with respect to the Mortgagors of such Mortgage Loans, the Servicer for each Mortgage Loan shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

SECTION 3.02

Subservicing; Enforcement of the Obligations of Subservicers.

(a)

The Mortgage Loans may be subserviced by a Subservicer on behalf of the Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by FNMA or for seller/servicer imposed by FHLMC, or which would require notification to FNMA or FHLMC. The Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Servicer of a Subservicer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of a Subservicer as fully as if such acts and omissions were those of the Servicer.  The Servicer shall pay all fees and expenses of any Subservicer engaged by the Servicer from its own funds.

Notwithstanding the foregoing, the Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an “Outsourcer”) that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of the Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer.  In such event, the use by the Servicer of any such Outsourcer shall not release the Servicer from any of its obligations hereunder and the Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of the Servicer, and the Servicer shall pay all fees and expenses of the Outsourcer from its own funds.

(b)

At the cost and expense of the Servicer, without any right of reimbursement from the Depositor, Trustee, or the applicable Collection Account, the Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a); provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Servicer, at the Servicer’s option, from electing to service the related Mortgage Loans itself. In the event that the Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, and if requested to do so by the Trustee or any successor Servicer, the Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. The Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from the Servicer’s own funds without any right of reimbursement from the Depositor, Trustee, any successor Servicer or the applicable Collection Account.

(c)

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and its Subservicer, the Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, the Servicer shall be not relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. The Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of the Servicer by such Subservicer or Outsourcer, as applicable, and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

For purposes of this Agreement, the Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer or Outsourcer regardless of whether such payments are remitted by the Subservicer or Outsourcer to the Servicer.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer, and the Servicer alone, and none of the Depositor and the Trustee shall have any obligations, duties or liabilities with respect to a Subservicer including any obligation, duty or liability to monitor such Subservicer or to pay a Subservicer’s fees and expenses.

SECTION 3.03

Servicing Transfer Dates.

The Interim Servicers will service the Mortgage Loans pursuant to the terms of the Interim Servicing Agreements during the related Interim Servicing Period.  The Servicer shall not be obligated to perform any duties or responsibilities under this Agreement with respect to any Mortgage Loan until the servicing rights to such Mortgage Loan have been transferred to the Servicer on the related Servicing Transfer Date, as set forth for each Mortgage Loan on Schedule IV attached hereto.  The reporting obligations of the Servicer with respect to the Mortgage Loans commence one month after the related Servicing Transfer Date.  The Servicer shall not be liable for any actions or inactions of any prior servicer of an Mortgage Loan prior to the related Servicing Transfer Date nor shall any action or inaction by a prior servicer be deemed a Servicer Event of Termination.

SECTION 3.04

Reserved.

SECTION 3.05

Trustee to Act as Servicer.

In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Servicer Event of Termination, as defined in Section 8.01 herein), the successor Servicer (which may be the Trustee, pursuant to Section 8.02) shall thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Servicer pursuant to Section 3.10 hereof or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iv) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 8.02 hereof.  It is understood and agreed that the Servicer’s rights and obligations under any Subservicing Agreement then in force between the Servicer and a Subservicer shall be assumed simultaneously by such successor Servicer without act or deed on the part of such successor Servicer; provided, however, that any successor Servicer may terminate the Subservicer without any fee.

The Servicer shall, upon request of the Trustee or successor Servicer, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by the Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party at the expense of such outgoing Servicer.

SECTION 3.06

Collection of Mortgage Loans; Collection Account; Distribution Account.

(a)

Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidation Mortgage Loans, the Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement.  Consistent with the foregoing, the Servicer may in its discretion (i) waive any late payment charge and (ii) extend the due dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that the Servicer cannot extend the maturity of any such Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date. In the event of any such arrangement, the Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 3.21 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. The Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less that the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as “forbearance”).

(b)

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled “[_________], as servicer for [_________], as trustee, in trust for the Holders of Terwin Mortgage Trust 20[__]-[___], Asset-Backed Certificates, TMTS Series 20[__]-[___]”, wherein the Servicer will have access to such Collection Account. Each Collection Account shall be an Eligible Account. Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in a Collection Account may be drawn on by the Servicer in accordance with Section 3.09.

(c)

The Servicer shall deposit in the applicable Collection Account on a daily basis within two (2) Business Days following receipt, and, in each case, retain therein, the following collections remitted by Subservicers or payments received by the Servicer and payments made by the Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

(i)

all payments on account of principal on the related Mortgage Loans, including all Principal Prepayments and all payments of Prepayment Premiums on the related Mortgage Loans received during the related Prepayment Period, if any;

(ii)

all payments on account of interest on the related Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the Servicing Fee Rate;

(iii)

all Liquidation Proceeds on the related Mortgage Loans;

(iv)

all Insurance Proceeds on the related Mortgage Loans including amounts required to be deposited pursuant to Section 3.10;

(v)

all Advances made by the Servicer pursuant to Section 3.21;

(vi)

all Substitution Adjustment Amounts and Repurchase Prices on the related Mortgage Loans;

(vii)

with respect to each Principal Prepayment on the related Mortgage Loans, the Prepayment Interest Shortfall, if any, for the Prepayment Period. The aggregate of such deposits shall be made from the Servicer’s own funds, without reimbursement therefor, up to a maximum amount per month equal to the Compensating Interest Payment, if any, for the Mortgage Loans serviced by the Servicer and Distribution Date;

(viii)

any amounts required to be deposited by the Servicer in respect of net monthly income from REO Property pursuant to Section 3.12; and

(ix)

any other amounts required to be deposited hereunder.

The foregoing requirements for deposit into the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Servicer into such Collection Account.  In addition, notwithstanding the provisions of this Section 3.06, the Servicer may deduct from amounts received by it, prior to deposit to the Collection Account, any portion of any Scheduled Payment representing the Servicing Fee.  In the event that the Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the Collection Account to withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account.  The Trustee may conclusively rely on such notice and shall have no liability in connection with the withdrawal of such funds at the direction of the Servicer.  The Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.09(a).

(d)

The Trustee shall establish and maintain an account, for the benefit of the Certificateholders, as a segregated account, the Distribution Account, which shall be an Eligible Account.  The Trustee shall, promptly upon receipt from the Servicer on the Servicer Remittance Date or upon receipt from the Interim Servicers, deposit into the Distribution Account and retain on deposit until the related Distribution Date, the following amounts:

(i)

the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.09(a)(viii); and

(ii)

any other amounts deposited hereunder which are required to be deposited in the Distribution Account pursuant to this Agreement.

In the event that the Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time in writing direct the Trustee to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering written notice to the Trustee (upon which the Trustee may conclusively rely) which describes the amounts deposited in error in the Distribution Account.  All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.09(b).  In no event shall the Trustee incur liability for withdrawals from the Distribution Account at the direction of the Servicer or any Interim Servicer.

(e)

Each institution at which the Collection Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein in Eligible Investments as directed in writing by the Servicer which shall mature not later than the Servicer Remittance Date and shall not be sold or disposed of prior to its maturity.  All such Eligible Investments shall be made in the name of the Trustee, for the benefit of the Certificateholders.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Collection Account shall be for the benefit of the Servicer as servicing compensation and shall be remitted to it monthly.  The amount of any net investment losses in the Collection Account shall promptly be deposited by the Servicer in such Collection Account, but in any event, no later than the related Servicer Remittance Date. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Collection Account made in accordance with this Section 3.06.  All funds on deposit in the Distribution Account shall remain uninvested or may be invested by the Trustee, in its sole discretion in Eligible Investments selected by the Trustee.  All net income and gain realized from the investment of, and all earnings on, funds deposited in the Distribution Account shall be for the benefit of the Trustee and shall be available to be withdrawn pursuant to Section 3.09(b)(i).  The amount of any net investment losses in the Distribution Account shall promptly be deposited by the Trustee in the Distribution Account, but in any event, no later than the related Distribution Date.  The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Distribution Account and made in accordance with this Section 3.06.  The Trustee shall not be liable for the amount of any loss incurred in respect of any investment or lack thereof of funds held in the Collection Account.

(f)

The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof.  The Trustee shall give notice to the Servicer, each Rating Agency and the Depositor of any proposed change of the location of the Distribution Account prior to any change thereof.

(g)

Reserved.

SECTION 3.07

Reserved.

SECTION 3.08

Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

(a)

The Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by the Servicer.

(b)

Upon reasonable advance notice in writing, the Servicer will provide to each Certificateholder which is a savings and loan association, bank or insurance company certain reports and reasonable access to information and documentation regarding the Mortgage Loans sufficient to permit such Certificateholder to comply with applicable regulations of the OTS or other regulatory authorities with respect to investment in the Certificates; provided that the Servicer shall be entitled to be reimbursed by each such Certificateholder for actual expenses incurred by the Servicer in providing such reports and access.

SECTION 3.09

Permitted Withdrawals from the Collection Accounts and Distribution Account.

(a)

The Servicer may from time to time make withdrawals from a related Collection Account for the following purposes:

(i)

to pay to the Servicer (to the extent not previously retained by the Servicer) the servicing compensation to which it is entitled pursuant to Section 3.15, and to pay to the Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account and any sub-account thereof;

(ii)

to reimburse the Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by the Servicer and amounts held in the Collection Account not then required to be remitted);

(iii)

to reimburse the Servicer for any Nonrecoverable Advance previously made;

(iv)

to reimburse the Servicer for (A) unreimbursed Servicing Advances, the Servicer’s right to reimbursement pursuant to this clause (iv) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.12 hereof;

(v)

to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)

to reimburse the Seller, the Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 3.10 or 7.03 hereof;

(vii)

to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(viii)

on or prior to 2:00 p.m. New York time on the Servicer Remittance Date preceding each Distribution Date, to withdraw an amount equal to the amount then on deposit in the Collection Account (including any Advances and Compensating Interest Payments required to be paid by the Servicer with respect to the related Prepayment Period and any Prepayment Premiums collected or paid by the Servicer during the related Prepayment Period), other than Scheduled Payments due on any Due Date subsequent to the Servicer Remittance Date, Payoffs received after the end of the related Prepayment Period and amounts representing payments or reimbursements permitted to be made to the Servicer in accordance with the provisions of this Agreement, for such Distribution Date and remit such amount to the Trustee for deposit in the Distribution Account;

(ix)

[Reserved]; and

(x)

to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 10.01 hereof.

The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv) and (v).  Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by the Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

If the Servicer fails to remit to the Trustee for distribution to the Certificateholders any payment, including any Advance to be made by the Servicer on the Servicer Remittance Date (without regard to any grace period), the Servicer shall pay to the Trustee, for the account of the Trustee, interest on such late remittance from and including the Servicer Remittance Date to but excluding the related Distribution Date, at an annual rate equal to the Federal Funds Rate.

(b)

The Trustee shall, from time to time, withdraw or transfer funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 9.11).  In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

(i)

to pay to itself any investment income from balances in the Distribution Account prior to distributions to Certificateholders;

(ii)

to withdraw and return to the Servicer for deposit to the applicable Collection Account or any Interim Servicer any amount deposited in the Distribution Account and not required to be deposited therein;

(iii)

to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 10.01 hereof; and

(iv)

to pay itself the Administrator Fee with respect to such Distribution Date and to pay or reimburse itself or the Custodian any amounts permitted to be paid or reimbursed to any such Person in accordance with the provisions of this Agreement or the Custodial Agreement, including, without limitation, any accrued interest on Advances made by the Trustee.

SECTION 3.10

Reserved.

SECTION 3.11

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

The Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any.

(b)

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

(c)

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

(d)

Subject to the Servicer’s duty to enforce any due-on-sale clause to the extent set forth in this Section 3.11, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee or the Custodian the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Servicer for entering into an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation.

SECTION 3.12

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

The Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer shall take such action as (i) the Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) the Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Depositor, Trustee and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property or otherwise pursuant to Section 3.09(a).  Notwithstanding the foregoing, as to any Mortgage Loan that becomes 180 days delinquent, the Servicer will determine whether any net recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property.  If the Servicer determines that no such recovery is possible, it will be obligated to charge off the related Mortgage Loan.  Any Mortgage Loan that is charged off may be sold to the majority Certificateholder of the Class CE Certificates, at its option, at its fair market value, and such Certificateholder will be entitled to any amounts subsequently received in respect of any charged off Mortgage Loans.

Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by the Servicer. Upon completion of the inspection, the Servicer shall promptly provide the Trustee with a written report of environmental inspection.

In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by the Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs and Servicing Advances as estimated in the environmental inspection report are less than or equal to the estimated value of the Mortgaged Property, then the Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.09(a) hereof. In the event the Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.09(a) hereof, and the Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement.

(b)

With respect to any REO Property, the deed or certificate of sale shall be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders. The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. The Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder. Pursuant to its efforts to sell such REO Property, the Servicer shall, in accordance with Accepted Servicing Practices, manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such other information as the Trustee shall reasonably request and which is necessary to enable the Trust to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required for filing.

To the extent consistent with Accepted Servicing Practices, the Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(c)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied by the Servicer with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in Section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the Servicer shall have applied for and obtained, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the Servicer has agreed to indemnify and hold harmless the Trustee and the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(d)

The decision of the Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by the Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding. The income earned from the management of any REO Properties, net of reimbursement to the Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(e)

The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority:  first, to reimburse the Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse the Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by the Servicer pursuant to Section 3.09(a)(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the Servicing Fee Rate to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess Proceeds, if any, from the liquidation of a Liquidation Mortgage Loan will be retained by the Servicer as additional servicing compensation pursuant to Section 3.15.

(f)

Reserved.

(g)

The Servicer, at its option, may (but is not obligated to) purchase from the Trust Fund any Mortgage Loan which is 90 or more days delinquent or which is in foreclosure.  If it elects to make any such purchase, the Servicer shall purchase such Mortgage Loan with its own funds at a price equal to the Repurchase Price.

SECTION 3.13

Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer will immediately notify the Custodian by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit N. Upon receipt of such request, the Custodian shall promptly release the related Mortgage File to the Servicer, and the Trustee shall within four Business Days of the Servicer’s direction and receipt of such documents from the Servicer, execute and deliver to the Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by the Servicer, together with the Mortgage Note. The Servicer shall execute lien releases under Power of Attorney from the Trustee. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Custodian shall, within three Business Days of delivery to the Custodian of a Request for Release in the form of Exhibit N signed by a Servicing Officer, release or cause the Custodian to release the Mortgage File to the Servicer.  Subject to the further limitations set forth below, the Servicer shall cause the Mortgage File or documents so released to be returned to the Custodian when the need therefor by the Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case the Servicer shall deliver to the Custodian a Request for Release in the form of Exhibit N, signed by a Servicing Officer.  It is understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Servicer, except as provided in the next paragraph.  If requested by the Servicer, the Custodian shall forward such Mortgage File or other requested items to the Servicer by overnight mail at the requesting party’s expense.

If the Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, the Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.14

Documents, Records and Funds in Possession of the Servicer to be

Held for the Trustee.

Notwithstanding any other provisions of this Agreement, the Servicer shall transmit to the Custodian on behalf of the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a related Collection Account, shall be held by the Servicer for and on behalf of the Trust and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account or Distribution Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

SECTION 3.15

Servicing Fee.

As compensation for its services hereunder, the Servicer shall be entitled to withdraw from the applicable Collection Account in accordance with Section 3.09(a) or to retain from interest payments on the related Mortgage Loans the amount of the Servicing Fee for each Mortgage Loan, less any amounts in respect of its Servicing Fee payable by the Servicer pursuant to Section 3.06(c)(vii).

Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.  Notwithstanding anything to the contrary in this Agreement, in no event shall the Trustee be liable for any Servicing Fee or for any differential between the Servicing Fee and the amount necessary to induce a successor servicer to act as successor servicer under this Agreement.

SECTION 3.16

Access to Certain Documentation.

The Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Servicer. Nothing in this Section shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

SECTION 3.17

Annual Statement as to Compliance.

Not later than March 15th of each calendar year (other than the calendar year during which the Closing Date occurs), the Servicer shall deliver to the Depositor, the Rating Agencies and the Trustee an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such material default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such material default.

SECTION 3.18

Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

Not later than March 15th of each calendar year (other than the calendar year during which the Closing Date occurs) the Servicer, at its expense, shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to the Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that with respect to the Servicer, such firm has examined certain documents and records relating to the servicing of mortgage loans which the Servicer is servicing, which may include the related Mortgage Loans or similar mortgage loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement.  In addition, the Servicer shall disclose to such firm all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards set forth in this Agreement.  In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the Servicer’s expense, provided such statement is delivered by the Servicer to the Trustee.

SECTION 3.19

Maintenance of Fidelity Bond and Errors and Omissions

Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of the Servicer Employees.  Each Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 3.19 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA.  The Servicer will furnish a copy of the Fidelity Bond or Errors and Omissions Insurance Policy to the Trustee upon request.

SECTION 3.20

Prepayment Premiums.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment in full, the Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, or (iii) the Servicer has not been provided with information sufficient to enable it to collect the Prepayment Premium.  For the avoidance of doubt, the Servicer may waive a Prepayment Premium in connection with a short sale or short payoff on a defaulted Mortgage Loan.  If the Servicer has waived all or a portion of a Prepayment Premium relating to a Principal Prepayment, other than as provided above, the Servicer shall deliver to the Trustee no later than the next succeeding Servicer Remittance Date, for deposit into the Distribution Account the amount of such Prepayment Premium (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement and such failure of the Servicer to deliver such amount shall constitute a Servicer Event of Termination hereunder.  If the Servicer has waived all or a portion of a Prepayment Premium for any reason, it shall notify the Trustee and the Seller thereof and shall include such information in any monthly reports it provides the Trustee and the Seller.

SECTION 3.21

Advances by the Servicer.

The Servicer shall deposit in the related Collection Account at the time described below an amount equal to with respect to the Mortgage Loans, all Scheduled Payments of interest at the Mortgage Rate less the Servicing Fee which were due on the related Mortgage Loans during the applicable Collection Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 3.21 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment of interest at the Mortgage Rate less the Servicing Fee that would otherwise be due based on the original amortization schedule for that Mortgage Loan.  The Servicer’s obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or the related Mortgaged Property or related REO Property has been liquidated or until the purchase or repurchase thereof (or substitution therefor) from the Trust Fund pursuant to the terms of this Agreement.  The Servicer shall not be required to advance shortfalls of principal or interest resulting from any related bankruptcy proceedings or the application of the Relief Act.  The Servicer shall not advance any principal portion of any Scheduled Payments or assumed Scheduled Payments.

The Servicer shall be obligated to make Advances with respect to those Mortgage Loans serviced by it in accordance with the provisions of this Agreement; provided however, that such obligation with respect to any related Mortgage Loan shall cease if the Servicer determines, in its sole discretion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that the Servicer determines that any such Advances are Nonrecoverable Advances, the Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

By 2:00 p.m. New York time on the Servicer Remittance Date, the Servicer shall deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of any Amounts For Future Distribution on deposit therein (in which case it will cause to be made an appropriate entry in the records of the Collection Account that Amounts For Future Distribution have been, as permitted by this Section 3.21, used by the Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Servicer with respect to the Mortgage Loans. In addition, the Servicer shall have the right to reimburse itself for any such Advance made by it from its own funds from Amounts For Future Distribution.  In addition, the Servicer shall have the right to reimburse itself for any outstanding Advance made by it from its own funds from amounts held from time to time in the Collection Account to the extent such amounts are not then required to be distributed.  Any funds so applied and transferred pursuant to the previous two sentences shall be replaced by the Servicer by deposit in the Collection Account no later than the close of business on the related Servicer Remittance Date on which such funds are required to be distributed pursuant to this Agreement.

SECTION 3.22

Advance Facility.

(a)

The Servicer is hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”), the documentation for which complies with Section 3.22(e) below, under which (1) the Servicer assigns or pledges its rights under this Agreement to be reimbursed for any or all Advances and/or Servicing Advances to (i) a Person, which may be a special-purpose bankruptcy-remote entity (an “SPV”), (ii) a Person, which may simultaneously assign or pledge such rights to an SPV or (iii) a lender (a “Lender”), which, in the case of any Person or SPV of the type described in either of the preceding clauses (i) or (ii), may directly or through other assignees and/or pledgees, assign or pledge such rights to a Person, which may include a trustee acting on behalf of holders of debt instruments (any such Person or any such Lender, an “Advance Financing Person”), and/or (2) an Advance Financing Person agrees to fund all of the Advances and/or Servicing Advances required to be made by the Servicer pursuant to this Agreement.  No consent of the Trustee, Certificateholders or any other party shall be required before the Servicer may enter into an Advance Facility, nor shall the Trustee or the Certificateholders be a third party beneficiary of any obligation of an Advance Financing Person to the Servicer.  Notwithstanding the existence of any Advance Facility under which an Advance Financing Person agrees to fund Advances and/or Servicing Advances, (A) the Servicer (i) shall remain obligated pursuant to this Agreement to make Advances and/or Servicing Advances pursuant to and as required by this Agreement and (ii) shall not be relieved of such obligations by virtue of such Advance Facility and (B) neither the Advance Financing Person nor any Servicer’s Assignee (as hereinafter defined) shall have any right to proceed against or otherwise contact any Mortgagor for the purpose of collecting any payment that may be due with respect to any related Mortgage Loan or enforcing any covenant of such Mortgagor under the related Mortgage Loan documents.

(b)

If the Servicer enters into an Advance Facility, the Servicer and the related Advance Financing Person shall deliver to the Trustee at the address set forth in Section 11.05 hereof a written notice (an “Advance Facility Notice”), stating (a) the identity of the Advance Financing Person, (b) the identity of the Person (the “Servicer’s Assignee”) that will, subject to Section 3.22(c) hereof, have the right to make withdrawals from the Collection Account pursuant to Section 3.09 hereof to reimburse previously unreimbursed Advances and/or Servicing Advances (“Advance Reimbursement Amounts”) and (c) that the Servicer’s Assignee shall agree to be bound by the provisions of this Section 3.22.  The Advance Facility Notice shall be executed by the Advance Facility Person and the Servicer’s Assignee.  Advance Reimbursement Amounts (i) shall consist solely of amounts in respect of Advances and/or Servicing Advances for which the Servicer would be permitted to reimburse itself in accordance with Section 3.09 hereof, assuming the Servicer had made the related Advance(s) and/or Servicing Advance(s) and (ii) shall not consist of amounts payable to a successor Servicer in accordance with Section 3.09 hereof to the extent permitted under Section 3.22(e) below.

(c)

Notwithstanding the existence of an Advance Facility, the Servicer, on behalf of the Advance Financing Person and the Servicer’s Assignee, shall be entitled to receive reimbursements of Advances and/or Servicing Advances in accordance with Section 3.09 hereof, which entitlement may be terminated by the Advance Financing Person pursuant to a written notice to the Trustee in the manner set forth in Section 11.05 hereof.  Upon receipt of such written notice, the Servicer shall no longer be entitled to receive reimbursement for any Advance Reimbursement Amounts and the Servicer’s Assignee shall immediately have the right to receive from the Collection Account all Advance Reimbursement Amounts.  Notwithstanding the foregoing, and for the avoidance of doubt, (i) the Servicer and/or the Servicer’s Assignee shall only be entitled to reimbursement of Advance Reimbursement Amounts hereunder from withdrawals from the Collection Account pursuant to Section 3.09 of this Agreement and shall not otherwise be entitled to make withdrawals or receive amounts that shall be deposited in the Distribution Account pursuant to Section 3.06 hereof, and (ii) none of the Trustee or the Certificateholders shall have any right to, or otherwise be entitled to, receive any Advance Reimbursement Amounts to which the Servicer or Servicer’s Assignee, as applicable, shall be entitled pursuant to Section 3.09 hereof.  An Advance Facility may be terminated by the joint written direction of the Servicer and the related Advance Financing Person.  Written notice of such termination shall be delivered to the Trustee in the manner set forth in Section 11.05 hereof.  Neither the Depositor nor the Trustee shall, as a result of the existence of any Advance Facility, have any additional duty or liability with respect to the calculation or payment of any Advance Reimbursement Amount, nor, as a result of the existence of any Advance Facility, shall the Depositor or the Trustee have any additional responsibility to track or monitor the administration of the Advance Facility or the payment of Advance Reimbursement Amounts to the Servicer’s Assignee.  The Servicer shall indemnify the Depositor, the Trustee, any successor Servicer and the Trust Fund for any claim, loss, liability or damage resulting from any claim by the related Advancing Financing Person, or Servicer’s Assignee, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the Depositor, the Trustee or any successor Servicer, as the case may be, or a breach of any obligation under this Agreement, by the successor Servicer.  The Servicer shall maintain and provide to any successor Servicer and, upon request, the Trustee a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Financing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

(d)

An Advance Financing Person who receives an assignment or pledge of rights to receive Advance Reimbursement Amounts and/or whose obligations are limited to the funding of Advances and/or Servicing Advances pursuant to an Advance Facility shall not be required to meet the criteria for qualification as a Sub-Servicer.

(e)

As between a predecessor Servicer and its Advance Financing Person, on the one hand, and a successor Servicer and its Advance Financing Person, if any, on the other hand, Advance Reimbursement Amounts on a loan-by-loan basis with respect to each Mortgage Loan as to which an Advance and/or Servicing Advance shall have been made and be outstanding shall be allocated on a “first-in, first out” basis.  In the event the Servicer’s Assignee shall have received some or all of an Advance Reimbursement Amount related to Advances and/or Servicing Advances that were made by a Person other than such predecessor Servicer or its related Advance Financing Person in error, then such Servicer’s Assignee shall be required to remit any portion of such Advance Reimbursement Amount to each Person entitled to such portion of such Advance Reimbursement Amount.  Without limiting the generality of the foregoing, the Servicer shall remain entitled to be reimbursed by the Advance Financing Person for all Advances and/or Servicing Advances funded by the Servicer to the extent the related Advance Reimbursement Amounts have not been assigned or pledged to such Advance Financing Person or Servicer’s Assignee.

(f)

For purposes of any certification of a Servicing Officer of the Servicer made pursuant to Section 3.21 any Nonrecoverable Advance referred to therein may have been made by such Servicer or any predecessor Servicer.  In making its determination that any Advance theretofore made has become a Nonrecoverable Advance, the Servicer shall apply the same criteria in making such determination regardless of whether such Advance shall have been made by the Servicer or any predecessor Servicer.

(g)

The Trustee shall not, as a result of the existence of any Advance Facility, have any additional responsibility to track or monitor Advance Reimbursement Amounts or any Advance Facility, and, except as otherwise expressly provided herein, is not and shall not be obligated to make any payment with respect to any Advance Reimbursement Amount.

SECTION 3.23

Servicer Indemnification.

The Servicer agrees to indemnify the Trustee from, and hold the Trustee harmless against, any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred by any such Person by reason of the Servicer’s willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement, resulting from any claim by the related Advancing Facility, or by reason of the Servicer’s reckless disregard of its obligations and duties under this Agreement.  Such indemnity shall survive the termination or discharge of this Agreement and the resignation or removal of the Servicer and the Trustee.  Any payment hereunder made by the Servicer to any such Person shall be from the Servicer’s own funds, without reimbursement from the Trust Fund therefor.

ARTICLE IV

ADMINISTRATION OF THE MORTGAGE LOANS

SECTION 4.01

Servicer to Act as Servicer.

The Trustee shall furnish the Servicer with any limited powers of attorney and other documents in the form attached hereto as Exhibit H, to enable the Servicer to service and administer the related Mortgage Loans and REO Property. The Trustee shall have no responsibility for any action of the Servicer pursuant to any such limited power of attorney and shall be indemnified by the Servicer, as applicable, for any cost, liability or expense incurred by the Trustee in connection with such Person’s use or misuse of any such power of attorney.

The Trustee and the Custodian shall provide access to the records and documentation in possession of the Trustee or the Custodian regarding the related Mortgage Loans and REO Property and the servicing thereof to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC, such access being afforded only upon reasonable prior written request and during normal business hours at the office of the Trustee or the Custodian; provided, however, that, unless otherwise required by law, neither the Trustee or the Custodian shall be required to provide access to such records and documentation to the Certificateholders.  The Trustee and the Custodian shall allow representatives of the above entities to photocopy any of the records and documentation and shall provide equipment for that purpose at a charge that covers the Trustee’s or the Custodian’s actual costs.

The Trustee shall execute and deliver to the Servicer upon written request any court pleadings, requests for trustee’s sale or other documents necessary or desirable prepared by the Servicer to (i) the foreclosure or trustee’s sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or any other Mortgage Loan Document; (iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or any other Mortgage Loan Document or otherwise available at law or equity.

SECTION 4.02

REMIC-Related Covenants.

For as long as each REMIC shall exist, the Trustee shall act in accordance herewith to treat such REMIC as a REMIC, and the Trustee shall comply with any directions of the Seller or the Servicer to assure such continuing treatment. In particular, the Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution pursuant to Section 2.03 of this Agreement, accept any contribution to any REMIC after the Startup Day without receipt of a Opinion of Counsel at the expense of the Trust Fund stating that such contribution will not result in an Adverse REMIC Event as deferred in Section 9.11.

SECTION 4.03

Reserved.

SECTION 4.04

Reserved.

SECTION 4.05

Reserved.

SECTION 4.06

Reserved.

SECTION 4.07

Reserved.

SECTION 4.08

Reserved.

SECTION 4.09

Reserved.

SECTION 4.10

Reserved.

SECTION 4.11

Reserved.

SECTION 4.12

Reserved.

SECTION 4.13

Reserved.

SECTION 4.14

Reserved.

SECTION 4.15

Reserved

SECTION 4.16

Reserved.

SECTION 4.17

Reserved.

SECTION 4.18

Reserved.

SECTION 4.19

 Reserved.

ARTICLE V

PAYMENTS TO CERTIFICATEHOLDERS

SECTION 5.01

Distributions on the Certificates.

(a)

On each Distribution Date, the Trustee, as Paying Agent, shall withdraw the Interest Remittance Amount from funds on deposit in the Distribution Account for such Distribution Date and make the following distributions in the order of priority set forth below:

(i)

to the Senior Certificates, pro rata based on amounts due, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(ii)

to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(iii)

to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(iv)

to the Class B-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(v)

to the Class B-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

(vi)

to the Class B-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date; and

(vii)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 5.01(d), any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (vi) above for such Distribution Date.

(b)

On each Distribution Date (1) prior to the Stepdown Date or (2) with respect to which a Trigger Event has occurred, the Trustee, as Paying Agent, shall withdraw the Principal Payment Amount from funds on deposit in the Distribution Account for such Distribution Date and distribute the Principal Payment Amount for such date in the following order of priority:

(i)

to the Class A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(ii)

to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(iii)

to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(iv)

to the Class B-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class B-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class B-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(vii)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 5.01(d), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (vi) above, for such Distribution Date.

(c)

On each Distribution Date (1) on or after the Stepdown Date and (2) with respect to which a Trigger Event has not occurred, the Trustee, as Paying Agent, shall withdraw the Principal Payment Amount from funds on deposit in the Distribution Account for such Distribution Date and distribute the Principal Payment Amount for such date in the following order of priority:

(i)

to the Class A-1 Certificates, the A-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(ii)

to the Class M-1 Certificates, the M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(iii)

to the Class M-2 Certificates, the M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(iv)

to the Class B-1 Certificates, the B-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(v)

to the Class B-2 Certificates, the B-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;

(vi)

to the Class B-3 Certificates, the B-3 Principal Payment Amount for such Distribution Date until the Class Principal Balance of such Class has been reduced to zero; and

(vii)

for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in Section 5.01(d), any such Principal Payment Amount remaining after application pursuant to clauses (i) through (vi) above, for such Distribution Date.

(d)

On each Distribution Date on or after the Distribution Date in April 2004, the Trustee, as Paying Agent, shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

(i)

(A)

until the aggregate Class Principal Balance of the Certificates equals the Aggregate Loan Balance for such Distribution Date minus the Targeted Overcollateralization Amount for such date, on each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to the Certificates, in the following order of priority:

(1)  to the Class A-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(2)  to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(3)  to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(4)  to the Class B-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

(5)

to the Class B-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and

(6)  to the Class B-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero.

(B)

on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, to fund any principal distributions required to be made on such Distribution Date pursuant to Section 5.01(c), after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

(ii)

to the Class M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(iii)

to the Class M-2 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(iv)

to the Class B-1 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(v)

to the Class B-2 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(vi)

to the Class B-3 Certificates, any Deferred Amount for such Class, with interest thereon at the applicable Pass-Through Rate;

(vii)

to the Basis Risk Reserve Fund, the aggregate amount of any Basis Risk Shortfalls for such Distribution Date, which amounts shall be distributed by the Trustee from the Basis Risk Reserve Fund, from funds then on deposit therein, in the following order of priority:

(A)

to the Class A-1 Certificates, any applicable Basis Risk Shortfall for such Class;

(B)

to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such Class; and

(C)

to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such Class;

(viii)

from remaining amounts distributed on the Class CE Interest, to the Class CE Certificates, the Class CE Distributable Amount for such Distribution Date; and

(ix)

to the Class R Certificate, any remaining amount, to the extent attributable to the Subsidiary REMIC, Intermediate REMIC or Master REMIC, and otherwise to the Class R-X Certificate.

(e)

On each Distribution Date, the Trustee, as Paying Agent, shall distribute the aggregate of all Prepayment Premiums for Mortgage Loans collected or paid by the Servicer and received by the Trustee with respect to the preceding Prepayment Period (including amounts deposited in connection with the full or partial waiver of such Prepayment Premiums pursuant to Section 3.20) to the Class P Certificates.

SECTION 5.02

Allocation of Losses.

On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount, if any, for such Distribution Date.  The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates entitled to principal beginning with such Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero.  Any Applied Loss Amount allocated to such Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

SECTION 5.03

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Trustee shall prepare and make available to each Certificateholder, the Servicer, the Depositor, any designee of the Depositor and each Rating Agency a statement, based on the information provided by the Servicer pursuant to Section 5.04 (or the Interim Servicers), setting forth with respect to the related Distribution Date:

(i)

the amount thereof allocable to principal, indicating the portion thereof attributable to Scheduled Payments and Principal Prepayments;

(ii)

the amount thereof allocable to interest or any Carryforward Interest included in such distribution;

(iii)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(iv)

the Class Principal Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

(v)

the Aggregate Loan Balance for such Distribution Date;

(vi)

the Overcollateralization Amount for such Distribution Date;

(vii)

the amount of the Servicing Fees and any other mortgage insurance fees, if applicable, with respect to such Distribution Date;

(viii)

the Pass-Through Rate for each Class of Certificates entitled to interest with respect to such Distribution Date;

(ix)

the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances outstanding as of the last day of the calendar month preceding such Distribution Date;

(x)

the number and aggregate principal amounts of Mortgage Loans which are delinquent (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 or more days (to include such delinquent loans which are also in bankruptcy or foreclosure) as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xi)

the number and aggregate principal amounts of Mortgage Loans that were in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xii)

the number and aggregate principal amounts of Mortgage Loans that were in bankruptcy as of the close of business on the last day of the calendar month preceding such Distribution Date;

(xiii)

the aggregate amount of Prepayment Premiums for the related Prepayment Period;

(xiv)

the Rolling Three Month Delinquency Rate for such Distribution Date;

(xv)

the total number and principal balance of any REO Properties (and market value, if available) as of the last day of the calendar month preceding such Distribution Date;

(xvi)

the total number and principal balance of any Mortgage Loans that were repurchased during the calendar month preceding such Distribution Date;

(xvii)

the aggregate amount of Realized Losses incurred during the preceding calendar month and aggregate Realized Losses included in such distribution;

(xviii)

Reserved;

(xix)

the weighted average remaining term to maturity of the Mortgage Loans as of the beginning of the related Collection Period;

(xx)

Reserved;

(xxi)

Reserved;

(xxii)

the gross weighted average coupon of the Mortgage Loans as of the first date of the applicable period for such Distribution Date;

(xxiii)

the aggregate number of Mortgage Loans in the pool;

(xxiv)

the Net WAC Rate;

(xxv)

the Senior Enhancement Percentage; and

(xxvi)

any amounts deposited in the Basis Risk Reserve Fund on such Distribution Date pursuant to Section 5.01(d)(vii), and the balance of the Basis Risk Reserve Fund after all distributions have been made on such Distribution Date.

The Trustee’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicer.

The Trustee will also make the monthly statements to Certificateholders available each month to each party referred to in this Section 5.03(a) via the Trustee’s website.  The Trustee’s website can be accessed at http:[_________]or at such other site as the Trustee may designate from time to time.  Assistance in using the website can be obtained by calling the Trustee’s customer service desk at [_________].  The Trustee shall have no obligation to reconcile, verify or recalculate any remittances or reports of the Servicer or any Interim Servicer, and may fully rely upon and shall have no liability with respect to information provided by the Servicer or any Interim Servicer.

(b)

Upon request, within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i), (a)(ii) and (a)(vii) of this Section 5.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 5.04

Servicer to Cooperate.

On the tenth calendar day of each month, the Servicer shall deliver to the Trustee by telecopy (or by such other means as the Servicer and the Trustee may agree from time to time) a servicer report with respect to the related Distribution Date, in a form mutually acceptable to the Servicer and the Trustee and containing the information set forth in Exhibit P.  On the same date, the Servicer shall electronically transmit to the Trustee, a data file containing the information set forth in such servicer report with respect to the related Distribution Date.  Such servicer report shall include (i) the amount of Advances to be made by the Servicer in respect of the related Distribution Date, the aggregate amount of Advances outstanding after giving effect to such Advances, and the aggregate amount of Nonrecoverable Advances in respect of such Distribution Date and (ii) such other information with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 5.01 and to prepare the statements to Certificateholders contemplated by Section 5.03 and for the Trustee to perform its obligations under this Agreement.  The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Servicer.

SECTION 5.05

Basis Risk Reserve Fund.

(a)

On the Closing Date, the Trustee shall establish and maintain an account, for the benefit of the Certificateholders, the Basis Risk Reserve Fund.  The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(b)

On the Closing Date, $[_________] will be deposited by the Depositor into the Basis Risk Reserve Fund.  On each Distribution Date, the Trustee shall transfer amounts from the Distribution Account to the Basis Risk Reserve Fund pursuant to Section 5.01(d)(vii).  Amounts on deposit in the Basis Risk Reserve Fund can be withdrawn by the Trustee in connection with any Distribution Date to fund the amounts required to be distributed to holders of the LIBOR Certificates pursuant to Sections 5.01(d)(vii).

(c)

Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trustee at the written direction of the holders of the Class CE Certificates maturing on or prior to the next succeeding Distribution Date (and if no such direction is received, such funds shall not be invested).  Any net investment earnings on such amounts shall be payable to the holders of the Class CE Certificates.  The Trustee shall account for the Basis Risk Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Class CE Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes and the Holders thereof shall direct the Servicer in writing as to the investment of amounts therein.  The Trustee shall treat amounts transferred by the Master REMIC to the Basis Risk Reserve Fund as distributions to the Class CE Certificateholder for all Federal tax purposes.  In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall remain uninvested.  The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 5.05(c) (other than as obligor on any such investments).  Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holders of the Class CE Certificates.

(d)

On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the LIBOR Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the LIBOR Certificates shall be deposited into the Distribution Account and distributed to the Holders of the Class CE Certificates.

SECTION 5.06

Servicing Transfer Reserve Fund.

(a)

On the Closing Date, the Trustee shall establish and maintain an account, for the benefit of the Certificateholders, the Servicing Transfer Reserve Fund.  The Servicing Transfer Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(b)

On the Closing Date, $[_________] will be deposited by the Depositor into the Servicing Transfer Reserve Fund.  Amounts on deposit in the Servicing Transfer Reserve Fund shall be withdrawn by the Trustee in connection with any Distribution Date to deposit any Third-Party Loan Shortfall Amounts for such Distribution Date to the Distribution Account for distribution to the Holders of the Certificates.  On any Distribution Date, the Trustee shall distribute to the Class P Certificates any Third-Party Loan Recovery Amounts received during the related Collection Period.

(c)

Funds in the Servicing Transfer Reserve Fund may be invested in Eligible Investments by the Trustee at the written direction of the holders of the Class P Certificates maturing on or prior to the next succeeding Distribution Date (and if no such direction is received, such funds shall not be invested).  Any net investment earnings on such amounts shall be payable to the holders of the Class P Certificates.  The Trustee shall account for the Servicing Transfer Reserve Fund as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement.  The Class P Certificates shall evidence ownership of the Servicing Transfer Reserve Fund for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein.  In the absence of such written direction, all funds in the Servicing Transfer Reserve Fund shall remain uninvested.  The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 5.06(c) (other than as obligor on any such investments).  On the earlier to occur of the final Servicing Transfer Date and the Distribution Date in [_________] 20[__], the Trustee shall terminate the Servicing Transfer Reserve Fund and any amounts remaining in the Servicing Transfer Reserve Fund shall be distributed to the Holders of the Class P Certificates.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01

The Certificates.

The Certificates shall be substantially in the form annexed hereto as exhibits.  Each of the Certificates shall, on original issue, be executed by the Trustee on behalf of the Trust and authenticated and delivered by the Certificate Registrar upon the written order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund.  The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.  The Class CE, Class P and Residual Certificates shall not be Book-Entry Certificates but shall be issued in fully registered certificate form.

Subject to Section 10.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by a Responsible Officer upon the written order of the Depositor.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such certificate a Certificate of Authentication in the form provided herein, executed by the Certificate Registrar by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Certificate Registrar shall authenticate the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Certificate Registrar on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 6.02

Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)

The Certificate Registrar shall cause to be kept a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar, for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph, the Trustee on behalf of the Trust shall execute, and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency.  Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust, and the Certificate Registrar shall authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with the Certificate Registrar’s customary procedures.

(b)

No transfer of any Certificate shall be made unless such transfer is exempt from the registration requirements under the Securities Act and any applicable state securities laws.  Except in connection with a transfer of a Definitive Certificate by the Depositor to any affiliate, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such state securities laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect a transfer of a Definitive Certificate shall certify to the Certificate Registrar and the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit K (the “Transferor Certificate”) and such Certificateholder’s prospective transferee shall either (i) deliver a letter in substantially the form of Exhibit M (the “Rule 144A Letter”) or (ii) there shall be delivered to the Certificate Registrar and the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act.  The Depositor shall provide to any Holder of a Definitive Certificate and any prospective transferee designated by any such Holder, information regarding the related Definitive Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Definitive Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A.  The Trustee, upon the request of the Depositor, and the Certificate Registrar shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding such Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Definitive Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Certificate Registrar, the Depositor, the Seller and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

With respect to the transfer of a Book-Entry Certificate, the representation that the proposed transferee of such Certificate is a QIB shall be deemed to have been made to the Trustee and the Certificate Registrar by the transferee's acceptance of a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class of Book-Entry Certificates).

No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made unless (x) the Certificate Registrar and the Trustee shall have received from the transferee of such Certificate in accordance with Exhibit J, and Exhibit K or Exhibit M, as applicable, in form and substance satisfactory to the Certificate Registrar, either (i) a representation letter to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person acquiring the Certificate for, on or behalf of or with the assets of, any such plan or arrangement (“Benefit Plan Investor”) or (ii) an Opinion of Counsel to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Seller, the Trustee, the Certificate Registrar or the Servicer to any obligation in addition to those undertaken in this Agreement, or (y) in the case of the Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class R-X or Class R Certificates, a representation letter that the purchaser is an insurance company which is purchasing such Certificate with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60.  Neither the representation letter nor the Opinion of Counsel shall be an expense of any of the above parties.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Certificate Registrar and the Trustee by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Benefit Plan Investor is attempted without the delivery to the Certificate Registrar of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect.

In the case of an ERISA-Restricted Certificate that is a Book-Entry Certificate, for purposes of clauses (i) or (ii) of the first sentence of the preceding paragraph, such representations shall be deemed to have been made to the Certificate Registrar and the Trustee by the transferee’s acceptance of such ERISA-Restricted Certificate that is also a Book-Entry Certificate (or the acceptance by a Certificate Owner of the beneficial interest in such Certificate).

None of the Trustee, the Certificate Registrar or the Depositor shall have any liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements.  In addition, none of the Trustee, the Certificate Registrar or the Depositor shall be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to any Book-Entry Certificate, and none of the Trustee, the Certificate Registrar or the Depositor shall have any liability for transfers of Book-Entry Certificates or any interests therein made in violation of the restrictions on transfer described in the Offering Circular and this Agreement.

(c)

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee.

(ii)

No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Certificate Registrar shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Certificate Registrar under subparagraph (b) above, the Certificate Registrar shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit J.

(iii)

Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)

Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 6.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Certificate Registrar shall be under no liability to any Person for any registration of a Transfer of a Residual Certificate that is in fact not permitted by Section 6.02(b) and this Section 6.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and either the Rule 144A Letter. The Certificate Registrar shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Certificate Registrar shall be paid and delivered by the Trustee, Paying Agent, to the last preceding Permitted Transferee of such Certificate.

(v)

The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee or the Certificate Registrar, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 6.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee and the Certificate Registrar of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller, the Certificate Registrar or the Servicer to the effect that the elimination of such restrictions will not cause any REMIC formed hereby to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee and the Certificate Registrar, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)

The preparation and delivery of all certificates and opinions referred to above in this Section 6.02 in connection with transfer shall be at the expense of the parties to such transfers and not an expense of the Certificate Registrar or the Trustee.

(e)

Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Certificate Registrar except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Certificate Registrar, the Paying Agent and the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee, the Paying Agent and the Certificate Registrar may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee, the Paying Agent, the Certificate Registrar and their respective agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Certificate Registrar or the Depositor is unable to locate a qualified successor, (y) the Depositor at its option advises the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of a Servicer Event of Termination, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Certificate Registrar and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Certificate Registrar shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Certificate Registrar shall issue the Definitive Certificates. None of the Seller, the Servicer, the Certificate Registrar, the Depositor or the Certificate Registrar shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Certificate Registrar with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates and the Trustee, the Certificate Registrar and the Paying Agent shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that none of such Persons shall by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (i) any mutilated Certificate is surrendered to the Trustee or the Certificate Registrar or the Trustee or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee, the Depositor or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest.  Upon the issuance of any new Certificate under this Section, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor and the Certificate Registrar and their counsel) in connection therewith.  Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04

Persons Deemed Owners.

The Depositor, the Trustee, the Certificate Registrar, the Paying Agent and any agent of the Depositor, the Trustee, the Certificate Registrar or the Paying Agent may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 5.01 hereof and for all other purposes whatsoever, and none of the Trust, the Depositor, the Trustee, the Certificate Registrar, the Paying Agent or any agent of any of them shall be affected by notice to the contrary.

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Certificate Registrar, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor, the Trustee or the Servicer shall request such information in writing from the Certificate Registrar, then the Certificate Registrar, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Certificate Registrar, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Certificate Registrar shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 6.06

Maintenance of Office or Agency.

The Certificate Registrar will maintain or cause to be maintained at its expense an office or offices or agency or agencies in [_________] where Certificates may be surrendered for registration of transfer or exchange.  The Certificate Registrar will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

SECTION 6.07

Appointment of Paying Agent.

(a)

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to Certificateholders hereunder.  The Trustee hereby accepts appointment as the initial Paying Agent.  The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Distribution Account pursuant to Section 3.09 hereof and (ii) to distribute statements and provide information to Certificateholders as required hereunder.  The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities.

(b)

The Trustee, as Paying Agent, shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall comply with all requirements of the Code regarding the withholding of payments in respect of federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.

ARTICLE VII

THE DEPOSITOR, THE SELLER AND THE SERVICER

SECTION 7.01

Respective Liabilities of the Depositor, the Seller and the Servicer.

The Depositor, the Seller and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 7.02

Merger or Consolidation of the Depositor, the Seller or the Servicer.

The Depositor, the Seller and the Servicer will each keep in full effect its existence, rights and franchises as a corporation, limited liability company or limited partnership, as applicable, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Seller or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller or the Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller or the Servicer, shall be the successor of the Depositor, the Seller or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, the Rating Agencies’ ratings of the LIBOR, Class A-X, Class B and Class CE Certificates in effect immediately prior to such merger or consolidation will not be qualified, reduced or withdrawn as a result thereof (as evidenced by a letter to such effect from the Rating Agencies) and any successor of the Servicer shall meet the eligibility requirements set forth in Section 8.02 or Section 7.06, as applicable.

SECTION 7.03

Limitation on Liability of the Depositor, the Seller, the Servicer and Others.

(a)

None of the Depositor, the Seller or the Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller or the Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, the Servicer or any such Person, as applicable, against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence of such Person in the performance of its duties hereunder or by reason of reckless disregard of such Person’s obligations and duties hereunder. The Depositor, the Seller, the Servicer and any director, officer, employee or agent of the Depositor, the Seller or the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, the Servicer and any director, officer, employee or agent of the Depositor or the Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, any Interim Servicing Agreement or the Certificates or any loss, liability or expense incurred other than by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Seller or the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller or the Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller and the Servicer shall be entitled to be reimbursed therefor from the Trust Fund.

(b)

Reserved

(c)

Notwithstanding anything to the contrary contained herein, the Servicer shall not be liable for any actions or inactions of any prior servicer of an Mortgage Loan prior to the related Servicing Transfer Date.

SECTION 7.04

Limitation on Resignation of the Servicer.

(a)

The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or as provided in Section 7.04(c). Any such determination pursuant to the preceding sentence permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect obtained at the expense of the Servicer and delivered to the Trustee and the Rating Agencies. No resignation of the Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer’s responsibilities, duties, liabilities (other than those liabilities arising prior to the appointment of the Trustee or another party as such successor) and obligations under this Agreement.

(b)

Except as expressly provided herein, the Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Servicer hereunder. The foregoing prohibition on assignment shall not prohibit the Servicer from designating a Subservicer as payee of any indemnification amount payable to the Servicer hereunder; provided, however, that as provided in Section 3.02, no Subservicer shall be a third-party beneficiary hereunder and the parties hereto shall not be required to recognize any Subservicer as an indemnitee under this Agreement.

(c)

The Trustee and the Depositor hereby specifically (i) consent to the pledge and assignment by the Servicer of all of the Servicer’s right, title and interest in, to and under this Agreement to the Servicing Rights Pledgee, for the benefit of certain lenders and (ii) provided that no Servicer Event of Termination exists, agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer pursuant to Section 8.02(c)(2) hereof and agrees to be subject to the terms of this Agreement. If, pursuant to any provision hereof, the duties of the Servicer are transferred to a successor servicer, the entire amount of the Servicing Fee and other compensation payable to the Servicer pursuant hereto shall thereafter be payable to such successor servicer.

SECTION 7.05

Reserved.

SECTION 7.06

Reserved.

SECTION 7.07

Rights of the Depositor in Respect of the Servicer.

The Servicer shall afford (and any Subservicing Agreement shall provide that each Subservicer shall afford) the Depositor and the Trustee, upon reasonable notice, during normal business hours, access to all records maintained by the Servicer (and any such Subservicer) in respect of the Servicer’s rights and obligations hereunder and access to officers of the Servicer (and those of any such Subservicer) responsible for such obligations. Upon request, the Servicer shall furnish to the Depositor and the Trustee its (and any such Subservicer’s) most recent financial statements and such other information relating to the Servicer’s capacity to perform its obligations under this Agreement as it possesses (and that any such Subservicer possesses). To the extent such information is not otherwise available to the public, the Depositor and the Trustee shall not disseminate any information obtained pursuant to the preceding two sentences without the Servicer’s written consent, except as required pursuant to this Agreement or in accordance with its fiduciary duties or to the extent that it is appropriate to do so (i) to its legal counsel, auditors, taxing authorities or other governmental agencies and the Certificateholders, (ii) pursuant to any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Depositor and the Trustee or the Trust Fund, and in any case, the Depositor or the Trustee, (iii) disclosure of any and all information that is or becomes publicly known, or information obtained by the Trustee from sources other than the Depositor or the Servicer, (iv) disclosure as required pursuant to this Agreement or (v) disclosure of any and all information (A) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated by the Agreement approved in advance by the Depositor or the Servicer or (B) to any affiliate, independent or internal auditor, agent, employee or attorney of the Trustee having a need to know the same, provided that the Trustee advises such recipient of the confidential nature of the information being disclosed, shall use its best efforts to assure the confidentiality of any such disseminated non-public information. The Depositor may, but is not obligated to, enforce the obligations of the Servicer under this Agreement and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer under this Agreement or exercise the rights of the Servicer under this Agreement; provided that the Servicer shall not be relieved of any of its obligations under this Agreement by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer and is not obligated to supervise the performance of the Servicer under this Agreement or otherwise.

ARTICLE VIII

DEFAULT

SECTION 8.01

Events of Servicer Termination.

“Servicer Event of Termination,” wherever used herein, means any one of the following events:

(i)

any failure by the Servicer to remit to the Trustee for distribution to the Certificateholders any payment (other than an Advance required to be made from its own funds on any Servicer Remittance Date pursuant to Section 3.21) required to be made under the terms of the Certificates and this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee (in which case notice shall be provided by telecopy), or to the Servicer, the Depositor, the Trustee and by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(ii)

any failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer contained in this Agreement, or the breach by the Servicer of any representation and warranty contained in Section 2.03, which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or the Trustee or to the Servicer, the Depositor and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

(iii)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 90 days; or

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(iv)

failure by the Servicer to duly perform, within the required time period, its obligations under Section 3.17 or 3.18 which failure continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by any party to this Agreement; or

(v)

any failure of the Servicer to make any Advance on any Servicer Remittance Date required to be made from its own funds pursuant to Section 3.21 which continues unremedied after receipt of written notice of such failure, requiring the same to be remedied, until 3:00 p.m. New York time on the Business Day immediately following the Servicer Remittance Date.

If a Servicer Event of Termination described in clauses (i) through (v) of this Section shall occur, then, and in each and every such case, so long as such Servicer Event of Termination shall not have been remedied, the Depositor or the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51 % of Voting Rights, the Trustee shall, by notice in writing to the Servicer (and to the Depositor if given by the Trustee or to the Trustee if given by the Depositor) with a copy to each Rating Agency, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement, to the extent permitted by law, and in and to the Mortgage Loans and the proceeds thereof.  If a Servicer Event of Termination described in clause (v) hereof shall occur, the Trustee shall, by notice in writing to the Servicer and the Depositor, terminate all of the rights and obligations of the Servicer in its capacity as Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof. Subject to Section 8.02, on or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered, as attorney-in-fact or otherwise, to execute and deliver, on behalf of and at the expense of the Servicer, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise.  The Servicer agrees promptly (and in any event no later than ten Business Days subsequent to such notice) to provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's functions under this Agreement, and to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights under this Agreement, including, without limitation, the transfer within one Business Day to the Trustee for administration by it of all cash amounts which at the time shall be or should have been credited by the Servicer to the Collection Account held by or on behalf of the Servicer or thereafter be received with respect to the Mortgage Loans or any REO Property (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination, whether in respect of Advances or otherwise, and shall continue to be entitled to the benefits of Section 7.03, notwithstanding any such termination, with respect to events occurring prior to such termination). For purposes of this Section 8.01, the Trustee shall not be deemed to have knowledge of a Servicer Event of Termination unless a Responsible Officer of the Trustee assigned to and working in the Trustee's Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such a Servicer Event of Termination is received by the Trustee and such notice references the Certificates, the Trust or this Agreement. The Trustee shall promptly notify the Rating Agencies of the occurrence of a Servicer Event of Termination of which it has actual knowledge as provided above.

To the extent that the costs and expenses of the Trustee related to the termination of the Servicer, appointment of a successor Servicer or the transfer and assumption of the servicing by the Trustee (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of the Servicer as a result of a Servicer Event of Termination and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as maybe required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully and timely reimbursed by the terminated Servicer, the Trustee shall be entitled to reimbursement of such costs and expenses from the Distribution Account.

SECTION 8.02

Trustee to Act; Appointment of Successor.

(a)

On and after the time the Servicer receives a notice of termination, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Advances pursuant to Section 3.21 and subject Section 3.09; provided, however, that if the Trustee is prohibited by law or regulation from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee shall not be obligated to make Advances pursuant to Section 3.21; and provided further, that any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 8.01 shall not be considered a default by the Trustee as successor to the Servicer hereunder. As compensation therefor, the Trustee shall be entitled to the Servicing Fee and all other compensation to which the Servicer would have been entitled if it had continued to act hereunder.  Nothing in this Section 8.02(a) shall require the Trustee to make an Advance with respect to any Mortgage Loan for which the Servicer was not required to make such an advance.

(b)

(1)  All servicing transfer costs (including, without limitation, servicing transfer costs of the type described in Section 8.01 and incurred by the Trustee and any successor Servicer under paragraph (b)(2) below) shall be paid by the terminated Servicer upon presentation of reasonable documentation of such costs, and if such terminated Servicer defaults in its obligation to pay such costs, the successor Servicer and the Trustee shall be entitled to reimbursement therefor from the assets of the Trust Fund.

(2)

No appointment of a successor to the Servicer under this Agreement shall be effective until the assumption by the successor of all of the Servicer's responsibilities, duties and liabilities hereunder. In connection with such appointment and assumption described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer as such hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Pending appointment of a successor to the Servicer under this Agreement, the Trustee shall act in such capacity as hereinabove provided.

(c)

(1)  In the event of a Servicer Event of Termination, notwithstanding anything to the contrary above, the Trustee and the Depositor hereby agree that upon delivery to the Trustee by the Servicing Rights Pledgee of a letter signed by the Servicer within ten Business Days of when notification of such event shall have been provided to the Trustee, whereunder the Servicer shall resign as Servicer under this Agreement, the Trustee shall appoint the Servicing Rights Pledgee or its designee as successor Servicer, provided that at the time of such appointment, the Servicing Rights Pledgee or such designee meets the requirements of a successor Servicer set forth in paragraph (c)(2) below and the Servicing Rights Pledgee or such designee agrees to be subject to the terms of this Agreement.

(2)

In the event that the Servicing Rights Pledgee does not deliver to the Trustee the letter described in preceding paragraph within the time period specified therein or if the 10-day period referred to above is terminated as described in the preceding paragraph, the Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein, and all the responsibilities, duties and liabilities relating thereto and arising thereafter shall be assumed by the Trustee (except for any representations or warranties of the Servicer under this Agreement, the responsibilities, duties and liabilities contained in Section 2.03) by the terms and provisions hereof including, without limitation, the Servicer's obligations to make Advances pursuant to Section 3.21; provided, however, that (1) it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to the Trustee or any successor Servicer appointed in accordance with the following provisions and (2) any failure to perform such duties or responsibilities caused by the Servicer's failure to provide information required by Section 8.01 shall not be considered a default by the Trustee as successor to the Servicer hereunder. As compensation therefor, the Trustee or successor servicer shall be entitled to the Servicing Fee and all funds relating to the Mortgage Loans to which the Servicer would have been entitled if it had continued to act hereunder. Notwithstanding the above and subject to the immediately following paragraph, the Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act promptly appoint or petition a court of competent jurisdiction to appoint, an established mortgage loan servicing institution acceptable to each Rating Agency and having a net worth of not less than $15,000,000, as the successor to the Servicer under this Agreement in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer under this Agreement.

Notwithstanding anything to the contrary herein, any successor Servicer appointed pursuant to this Section 8.02(c)(2) shall agree to fully effect the servicing transfer within the 90-day period referred to in Section 8.02(c)(2) above and to make all Advances that would otherwise be made by the Trustee under Section 8.01 as of the date of such appointment.  The Trustee shall be entitled to reimbursement for any unreimbursed Advances and accrued interest on such Advances it has made in connection with this Section 8.02 pursuant to Section 3.09.  In addition, any successor to the Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to this Agreement.

(d)

In connection with the termination or resignation of the Servicer hereunder, (i) the successor Servicer, including the Trustee, if the Trustee is acting as successor Servicer, shall represent and warrant that it or an Affiliate is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations, and (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to transfer the servicing of such Mortgage Loan on the MERS® System to the successor Servicer.  The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this Section 8.02.

SECTION 8.03

Notification to Certificateholders.

(a)

Upon any termination of the Servicer pursuant to Section 8.01above or any appointment of a successor to the Servicer pursuant to Section 8.02 above, the Certificate Registrar shall give prompt written notice thereof to the Certificateholders at their respective addresses appearing in the Certificate Register.

(b)

Not later than the later of 60 days after the occurrence of any event, which constitutes or which, with notice or lapse of time or both, would constitute a Servicer Event of Termination or five days after a Responsible Officer of the Trustee becomes actually aware of the occurrence of such an event, the Trustee shall transmit by mail to all Holders of Certificates notice of each such occurrence, unless such default or Servicer Event of Termination shall have been cured or waived.

SECTION 8.04

Waiver of Servicer Events of Default.

The Holders representing at least 66% of the Voting Rights evidenced by all Classes of Certificates affected by any Servicer Event of Termination hereunder may waive such Servicer Event of Termination; provided, however, that a Servicer Event of Termination under clause (i) or (vi) of Section 8.01 may be waived only by all of the Holders of the Regular Certificates. Upon any such waiver of a Servicer Event of Termination, such default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent Servicer Event of Termination or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.01

Duties of Trustee.

The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee.  During the continuance of a Servicer Event of Termination, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to it, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to its satisfaction, the Trustee will provide notice to the Certificateholders.  Notwithstanding the foregoing, the Trustee shall have no obligation to reconcile, recompute or recalculate any remittances or reports of the Servicer or any Interim Servicer, and the Trustee may fully rely upon and shall have no liability with respect to information provided by the Servicer or any Interim Servicer.

The Trustee shall promptly remit to the Servicer any complaint, claim, demand, notice or other document (collectively, the “Notices”) delivered to the Trustee as a consequence of the assignment of any Mortgage Loan hereunder and relating to the servicing of the Mortgage Loans; provided than any such notice (i) is delivered to the Trustee at is Corporate Trust Office, and (ii) contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property. The Trustee shall have no duty hereunder with respect to any Notice it may receive or which may be alleged to have been delivered to or served upon it unless such Notice is delivered to it or served upon it at its Corporate Trust Office and such Notice contains the information required pursuant to clause (ii) of the preceding sentence.

On each Distribution Date, the Trustee, as Paying Agent, shall make monthly distributions and the final distribution to the Certificateholders from funds in the Distribution Account as provided in Sections 5.01 and 10.02 herein.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)

The duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement; the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee that conform to the requirements of this Agreement;

(ii)

The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

(iii)

The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or at the direction of Holders of Certificates as provided herein relating to the time, method and place of conducting any remedy pursuant to this Agreement, or exercising or omitting to exercise any trust or power conferred upon the Trustee under this Agreement; and

(iv)

The Trustee shall not be required to expend or risk its own funds or otherwise incur financial or other liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

SECTION 9.02

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 9.01:

(i)

The Trustee may request and conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

(ii)

The Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(iv)

The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by such Certificateholders, the Trustee may require reasonable indemnity satisfactory to it against such expense, or liability from such Certificateholders as a condition to taking any such action;

(vi)

The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, nominees, attorneys or a custodian, and shall not be responsible for any misconduct or negligence on the part of any agent, nominee, attorney or custodian appointed by the Trustee in good faith; and

(vii)

The Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)

The Trustee shall not be deemed to have notice of any default or Servicer Event of Termination unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Certificates and this Agreement.  The Trustee shall not have any responsibility or liability for any action or failure to act by the Servicer or the Interim Servicer nor shall the Trustee be obligated to supervise or monitor the performance of the Servicer or the Interim Servicer hereunder or otherwise;

(ix)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, each agent, custodian and other Person employed to act hereunder;

(x)

The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(xi)

The Depositor and the Seller hereby approve of the appointment of Deutsche Bank National Trust Company (“Deutsche Bank”) to act as custodian pursuant to the Custodial Agreement and each further agree that the Trustee appointed Deutsche Bank to act as custodian with due care.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

(c)

Notwithstanding anything in this Agreement to the contrary, in no event shall the Trustee be liable to any Person for any act or omission of the Servicer, any Interim Servicer or the Custodian.

SECTION 9.03

Trustee not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates (other than the authentication and countersignature on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Certificate Registrar assumes any responsibility for the correctness of the same.  The Trustee does not make any representations or warranties as to the validity or sufficiency of this Agreement, any Interim Servicing Agreement, the Custodial Agreement or of the Certificates (other than the signature and countersignature on the Certificates) or of any Mortgage Loan or related document or of MERS or the MERS System.  The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Servicer.  The Trustee shall not have any duty (a) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing thereof, (b) to see to any insurance or (c) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust.

SECTION 9.04

Trustee May Own Certificates.

The Trustee and the Custodian, in their respective individual capacities, or in any capacity other than as Trustee or Custodian hereunder, may become the owner or pledgee of any Certificates with the same rights as they would have if they were not Trustee or Custodian, as applicable, and may otherwise deal with the parties hereto.

SECTION 9.05

Fees and Expenses of Trustee.

The Trustee shall be entitled to the Administrator Fee and the income from investment of or earnings on the funds from time to time in the Distribution Account, as provided in Section 3.06.  In addition, the Trustee and its officers, directors, employees and agents will be entitled to recover from the Distribution Account, and shall be indemnified from the Trust Fund for, all reasonable out-of-pocket expenses, disbursements and advances upon any Servicer Event of Termination, any breach of this Agreement, the Custodial Agreement or any Interim Servicing Agreement or any loss, liability, expense, claim or legal action (including any pending or threatened claim or legal action) incurred or made by any of them in the performance of their duties or the administration of the trusts hereunder or under the Custodial Agreement (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct.  If funds in the Distribution Account are insufficient therefor, the Trustee shall recover such expenses from future collections on the Mortgage Loans or as otherwise agreed by the Certificateholders.  Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.  Such obligations shall survive the termination of this Agreement and the removal or resignation of the Trustee.

SECTION 9.06

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, and shall each have a combined capital and surplus of at least $50,000,000, a minimum long-term debt rating in the third highest rating category by a Rating Agency, a minimum short-term debt rating in the second highest rating category by a Rating Agency, and shall each be subject to supervision or examination by federal or state authority.  If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07

Resignation and Removal of Trustee.

The Trustee (including the Trustee as Paying Agent and as Certificate Registrar) may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, the Seller, the Servicer and the Rating Agency.  Upon receiving such notice of resignation of the Trustee, the Depositor shall promptly appoint a successor Trustee that meets the requirements in Section 9.06, by written instrument, in duplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and one copy to the successor Trustee.  If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee.  If the Depositor removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee that meets the requirements of Section 9.06, by written instrument, in duplicate, one copy of which instrument shall be delivered to the successor Trustee and one copy to the Servicer.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders, the Trustee and the Servicer by the Depositor.

Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.07 shall not become effective until acceptance of appointment by the successor Trustee, as provided in Section 9.08 hereof.

SECTION 9.08

Successor Trustee.

Any successor Trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor, the Seller and the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee.  The Depositor, the Seller, the Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee, all such rights, powers, duties and obligations.

No successor Trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06 hereof and the appointment of such successor Trustee shall not result in a downgrading of the Classes of Certificates rated by the Rating Agencies, as evidenced by a letter from each Rating Agency.

Upon acceptance of appointment by a successor Trustee as provided in this Section 9.08, the successor Trustee shall mail notice of such appointment hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies.

SECTION 9.09

Merger or Consolidation of Trustee.

Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to the business of the Trustee shall be the successor of the Trustee hereunder, provided such corporation or association shall be eligible under the provisions of Section 9.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)

To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee in its capacity as successor servicer under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular set or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)

No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)

The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)

The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 9.11

Tax Matters.

It is intended that the assets with respect to which any REMIC election is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, multiple “real estate mortgage investment conduits” as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of the REMICs and that in such capacity it shall:  (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file, (and cause the Trustee to sign), or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each REMIC, containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that each group of segregated assets be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law) and apply for an employee identification number from the IRS via a Form SS-4 or any other acceptable method for all tax entities; (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of any REMIC as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of any REMIC hereunder; (h) pay, from the sources specified in the sixth paragraph of this Section 9.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on any REMIC hereunder prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the REMICs, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value (if and to the extent required by the Code and available from the Servicer) and adjusted basis of the assets determined on the accrual method or at such internals as may be required by the Code and available from the Servicer, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent any such REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of any REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of any such REMIC, and otherwise act on behalf of the REMICs in relation to any tax matter or controversy involving it.

In order to enable the Trustee, to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein.  Terwin Advisors hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of any REMIC as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of any REMIC as defined in Section 860G(c) of the Code, on any contribution to the REMICs after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, without limitation, any minimum tax imposed upon any REMICs pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by the Seller of any of its obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee or the Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii) or the Servicer fails to honor its obligations pursuant to Section 8.15, any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 3.09(b).

The Basis Risk Reserve Fund shall be treated as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Class CE Certificateholder, and not as an asset of any REMIC.  The rights of the LIBOR Certificateholders to receive payments in respect of Basis Risk Shortfalls shall be treated as rights in an interest rate cap contract written by the Class CE Certificateholder in favor of the LIBOR Certificateholders.  Thus, each LIBOR Certificate shall be treated as representing not only ownership of REMIC regular interests, but also ownership of an interest in interest rate cap contracts or a separate contractual right.  For purposes of determining the issue price of the REMIC regular interests, the Trustee shall assume that each such cap contract or contractual right has a value of $10,000.

With respect to matters under their control, the Trustee, the Servicer and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to maintain the status of each REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to maintain such status.  With respect to matters under their control, none of the Trustee, the Servicer or the Holder of any Residual Certificate shall take any action, cause any REMIC created hereunder to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on each related REMIC created hereunder by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of such Residual Certificate or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in the related REMIC.

The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis.

The Trustee will apply for an Employee Identification Number from the Internal Revenue Service via Form SS-4 or other acceptable method for all tax entities.

For tax information reporting purposes, the Trustee shall treat the Class CE Certificateholder as the owner of the Class CE Interest in the Class CE REMIC.

SECTION 9.12

Reserved.

SECTION 9.13

Trust Obligations.

For all purposes herein, any and all rights, duties and obligations of the Trustee on behalf of the Trust shall be the rights, duties and obligations of the Trust itself.

SECTION 9.14

Reserved.

SECTION 9.15

Indemnification with Respect to Certain Taxes and Loss of REMIC Status.

In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Servicer of its duties and obligations set forth herein, the Servicer shall indemnify the Trustee, the Trustee and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Servicer shall not be liable for any such Losses attributable to the negligence of the Trustee, the Depositor or the Holder of a Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

ARTICLE X

TERMINATION

SECTION 10.01

Termination upon Liquidation or Purchase of the Mortgage Loans.

(a)

Subject to Section 10.03, the obligations and responsibilities of the Depositor, the Seller, the Servicer and the Trustee created hereunder with respect to the Trust Fund (other than the obligation of the Trustee, as Paying Agent to make certain payments to Certificateholders after the final Distribution Date) shall terminate upon the earlier of (a) the purchase by the Servicer of all Mortgage Loans (and REO Properties) remaining at the price equal to the sum of (i) 100% of the Stated Principal Balance of each Mortgage Loan (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (ii) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case and related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (iii) any unreimbursed Advances, Servicing Advances, Administrator Fees and Servicing Fees payable to Servicer, and all amounts due and payable to the Trustee hereunder, which shall be entitled to withdraw such amounts from the applicable Collection Account or Distribution Account pursuant to Section 3.09 and (b) the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of (i) 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof or (ii) the Distribution Date in [________].  The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall not arise until the later of (x) the date on which the aggregate Stated Principal Balance of the Mortgage Loans is first less than ten percent of the Aggregate Loan Balance as of the Cut-off Date and (y) the Distribution Date in [________].

SECTION 10.02

Final Distribution on the Certificates.

If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Distribution Account, the Trustee shall promptly send a final distribution notice to each Certificateholder (with a copy to the Trustee).  If the Servicer elects to terminate the Trust Fund pursuant to Section 10.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders, the Servicer shall notify the Trustee and the Trustee of the date it intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

Upon presentation and surrender of the Certificates, the Trustee, as Paying Agent shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 5.01 hereof for such Distribution Date.

In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate account for the benefit of such Certificateholders, and the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Servicer shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds to the Servicer shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Servicer for payment.

SECTION 10.03

Additional Termination Requirements.

(a)

In the event the Servicer exercises its purchase option with respect to the Mortgage Loans as provided in Section 10.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been provided with an Opinion of Counsel, at the expense of the Servicer, to the effect that the failure to comply with the requirements of this Section 10.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in Section 860E of the Code, or (ii) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)

Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 10.02, the Depositor shall prepare and the Trustee shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee or the Trust Fund), meets the requirements of a qualified liquidation;

(2)

Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee, on behalf of the Trust, shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 10.01; and

(3)

On the date specified for final payment of the Certificates, the Trustee, as Paying Agent, shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to the Servicer pursuant to this Agreement, and all amounts due and payable to the Trustee hereunder, make final distributions of principal and interest on the Certificates in accordance with Section 5.01 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand (to the extent attributable to a related REMIC) after such final payment (other than the cash retained to meet claims), and the Trust Fund (and each REMIC) shall terminate at that time.

(b)

The Trustee as agent for each REMIC hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

(c)

By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Depositor and the Trustee as their attorneys in fact to undertake the foregoing steps.

ARTICLE XI

MISCELLANEOUS PROVISIONS

SECTION 11.01

Amendment.

This Agreement may be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Servicer and the Seller, (iv) in connection with the appointment of a successor Servicer, to modify, eliminate or add to any of the servicing provisions contained in this Agreement, providing the Rating Agencies confirm the then current rating of the Certificates giving effect to such amendment, (v) to add any other provisions with respect to matters or questions arising hereunder or (vi) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; and, provided, further, that any action pursuant to clauses (v) or (vi) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.  The Depositor, the Servicer, the Seller and the Trustee also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of any REMIC as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Servicer, the Seller and the Trustee with the consent of the Holders of each Class of Certificates affected thereby evidencing 66% of the aggregate Class Principal Balance of such Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, or (ii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party requesting such amendment, to the effect that such amendment will not cause the imposition of any tax on any REMIC or the Certificateholders or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 11.01. The Trustee shall have no obligation to consent to any amendment that it reasonably believes will materially and adversely affect its rights or immunities under this Agreement.

SECTION 11.02

Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor’s expense) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 11.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 11.04

Intention of Parties.

It is the express intent of the parties hereto that the conveyance of the Trust Fund, including the Mortgage Loans, by the Depositor to the Trustee be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyance be deemed a pledge thereof.  However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets to secure payment or performance of an obligation, then the Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that the Trustee for the benefit of the Certificateholders shall have and shall continue to have a perfected security interest to secure payment or performance of an obligation of first priority under applicable law throughout the term of the Agreement.  The Depositor shall arrange for filing any Uniform Commercial Code financing statements and continuation statements in connection with such security interest.

SECTION 11.05

Notices.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first class mail, postage prepaid, or by express delivery service, to (a) in the case of the Seller, to [_______________________], [_______________________], Attention: [________], or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer and the Trustee in writing by the Seller, (b) in the case of the Trustee, to [___________________________], Attention: Terwin 20[__]-[___] (telecopy number [_________]), or such other address or telecopy number as may hereafter be furnished to the Depositor, the Servicer and the Seller in writing by the Trustee, (c) in the case of the Depositor, to Terwin Securitization LLC, 3 Park Avenue, 40th Floor, New York, New York 10016, Attention: Karey Geddes, or such other address or telecopy number as may be furnished to the Seller, the Servicer and the Trustee in writing by the Depositor, (d) in the case of the Certificate Registrar, to its Corporate Trust Office (e) in the case of the Servicer, to [___________________________], Attention: [_________], or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by the Servicer, (f) in the case of Moody’s, 99 Church Street, New York, New York 10007, Attention:  Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor, the Seller, the Servicer and the Trustee in writing, and (g) in the case of S&P, 55 Water Street, 41st Floor, New York, New York 10041, Attention:  Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Seller, the Servicer and the Trustee in writing.  Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register.  Notice of any Servicer Event of Termination shall be given by telecopy and by certified mail.  Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice.  A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

SECTION 11.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 11.07

Assignment.

Except as expressly provided herein, this Agreement may not be assigned by the Servicer without the prior written consent of the Trustee and Depositor.

SECTION 11.08

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of a Servicer Event of Termination and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 11.09

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Certificate Registrar pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 11.10

Protection of Assets.

(a)

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(i)

borrow money or issue debt;

(ii)

merge with another entity, reorganize, liquidate or sell assets; or

(iii)

engage in any business or activities.

(b)

Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

IN WITNESS WHEREOF, the Depositor, the Seller, the Trustee and the Servicer have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

TERWIN SECURIZATION LLC,

as Depositor

By:

Name:

Title:

[                                                    ],

as Seller

By:

Name:

Title:

By:

Name:

Title:

[                                                    ],

as Trustee

By:

Name:

Title:

[                                                    ],

as Servicer

By:

Name:

Title:

STATE OF NEW YORK

)

:  ss.:

COUNTY OF NEW YORK

)

On this ___ day of [_________] 20[__], before me, personally appeared ____________, known to me to be a _______ of TERWIN SECURIZATION LLC, a limited liability company that executed the within instrument, and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF [________]

)

:  ss.:

COUNTY OF [________]

)

On the ___ day of [_________] 20[__], before me, personally appeared __________, known to me to be a _________________ of [_______________________], a limited liability company that executed the within instrument and also known to me to be the person who executed it on behalf of said limited liability company, and acknowledged to me that such limited liability company executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF

)

:  ss.:

COUNTY OF

)

On the ____ of [_________] 20[__] before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of [___________________________], the [_________] that executed the within instrument and also known to me to be the person who executed it on behalf of said national banking association, and acknowledged to me that such national banking association executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]

STATE OF

)

:  ss.:

COUNTY OF

)

On the ____ of [_________] 20[__], before me, a Notary Public in and for said State, personally appeared ______________ known to me to be a _____________ of [___________________________], a [_________] [_________] and one of the parties that executed the within instrument and also known to me to be the person who executed it on behalf of said limited partnership, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

Notary Public

[NOTARIAL SEAL]